The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy such securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated May 7, 2013

Filed Pursuant to Rule 424(B)(5)
Registration No. 333-183738
Registration No. 333-167894

PROSPECTUS SUPPLEMENT
(To Prospectus dated November 28, 2012)
(To Prospectus dated April 7, 2011)

16,250,000 Shares

Resolute Energy Corporation

Common Stock

This is an offering of 16,250,000 shares of the common stock of Resolute Energy Corporation. We are offering 13,250,000 shares of our common stock, and certain selling stockholders identified in this prospectus supplement are offering 3,000,000 shares.

Our common stock is listed on the New York Stock Exchange under the symbol “REN.” The last reported trading price of our common stock on May 6, 2013 was $9.42.

Investing in our common stock involves risk. See “Risk Factors” beginning on page S-19 of this prospectus supplement, page 6 of the accompanying shelf base prospectus and page 6 of the accompanying selling stockholders base prospectus and in the documents we filed with the Securities and Exchange Commission that are incorporated by reference in this prospectus before making a decision to purchase our securities.

	Per Share	Total
Price to the public	$	$
Underwriting discounts and commissions	$	$
Proceeds to Resolute Energy Corporation (before expenses)	$	$
Proceeds to the selling stockholders (before expenses)	$	$

The selling stockholders have granted the underwriters a 30-day option to purchase up to an additional 2,437,500 shares of common stock on the same terms and conditions set forth above if the underwriters sell more than 16,250,000 shares of common stock in this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares on or about May         , 2013.

Barclays	BMO Capital Markets	Citigroup

Raymond James	Wells Fargo Securities

Capital One Southcoast	Johnson Rice & Company L.L.C.

Prospectus Supplement dated May     , 2013

Resolute Energy Operations

Acreage and pro forma reserves for acquisitions and divestiture

Total properties
2012 proved reserves (MMBoe): 87.1
2012 production (Boe/d): 9,313
Net acres: 195,400
Bakken properties
2012 proved reserves (MMBoe): 3.5
2012 production (Boe/d): 860
Net acres: 28,800
Wyoming properties
2012 proved reserves (MMBoe): 3.5
2012 production (Boe/d): 1,539
Net acres: 119,100
Aneth Field properties
2012 proved reserves (MMBoe): 56.3
2012 production (Boe/d): 6,347
Net acres: 27,200
Permian properties
2012 proved reserves (MMBoe): 23.8
2012 production (Boe/d): 567
Net acres: 20,300

Proved reserves by category

PUD
42%
PDP
43%
PDNP
15%

Proved reserves by product

Gas
11%
NGL
13%
Oil
76%

PROSPECTUS SUPPLEMENT

SHELF BASE PROSPECTUS

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	1
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	3
OUR BUSINESS	5
RISK FACTORS	6
RATIO OF EARNINGS TO FIXED CHARGES	6
USE OF PROCEEDS	8
PLAN OF DISTRIBUTION	8
DESCRIPTION OF DEBT SECURITIES	9
DESCRIPTION OF GUARANTEE OF DEBT SECURITIES	16
DESCRIPTION OF COMMON STOCK	16
DESCRIPTION OF PREFERRED STOCK	17
DESCRIPTION OF WARRANTS	18
DESCRIPTION OF RIGHTS	18
DESCRIPTION OF UNITS	19
DESCRIPTION OF DEPOSITARY SHARES	20
LEGAL MATTERS	22
EXPERTS	22

SELLING STOCKHOLDERS BASE PROSPECTUS

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	1
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	1
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	2
OUR BUSINESS	4
THE OFFERING	5
RISK FACTORS	6
USE OF PROCEEDS	7
SELLING STOCKHOLDERS	7
PLAN OF DISTRIBUTION	10
DESCRIPTION OF SECURITIES	12
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES	18
LEGAL MATTERS	22
EXPERTS	22

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement. We have not authorized anyone to provide you with information that is different. This prospectus supplement may only be used where it is legal to sell the common stock. The information in this prospectus supplement may only be accurate on the date of this prospectus supplement.

ABOUT THIS PROSPECTUS SUPPLEMENT

Except as otherwise indicated, the information in this prospectus supplement assumes that the underwriters do not exercise their option to purchase additional shares to cover over-allotments.

This document is in three parts. The first part is this prospectus supplement, which describes the terms of the offering of common stock and also supplements and updates information contained in the accompanying prospectuses and the documents incorporated by reference. The second and third parts are the accompanying prospectuses, which provide more general information regarding the shares and the offering. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectuses or any document incorporated by reference, on the other hand, you should rely on the information in this prospectus supplement.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectuses, the documents we incorporate by reference and any free writing prospectus prepared by or on behalf of us. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date on its front cover. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the front cover of such documents. Neither this prospectus supplement nor the accompanying prospectuses constitute an offer to sell or the solicitation of an offer to buy any securities other than the common stock offered hereunder, nor do this prospectus supplement or the accompanying prospectuses constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

As used in this prospectus supplement, unless the context otherwise indicates, references to “Resolute,” the “Company,” “we,” “our,” “ours” and “us” refer to Resolute Energy Corporation and its subsidiaries collectively.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus supplement “incorporates by reference” certain information we file with the Securities and Exchange Commission (the “SEC”), which means that we can disclose important information to you by referring you to that information. The information incorporated by reference is considered to be part of this prospectus supplement, except for information that is superseded by information that is included directly in this prospectus supplement or incorporated by reference subsequent to the date of this prospectus supplement. We incorporate by reference the information and documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”) prior to the closing of this offering, to the extent that such information is deemed “filed” and not “furnished” with the SEC, which will automatically update and supersede this information.

•	Our Annual Report on Form 10-K for the year ended December 31, 2012, filed on March 7, 2013;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed on May 6, 2013;

•

Our Current Reports on Form 8-K filed on January 18, February 26, March 4, March 7, March 13, March 14, March 25, April 5, April 10, April 15, May 6 and May 7, 2013 and our amended Current Reports on Form 8-K/A filed on March 7 and April 15, 2013, all to the extent “filed” and not “furnished” pursuant to Section 13(a) of the Exchange Act; and

•	The description of our common stock set forth in our registration statement on Form 8-A filed on September 21, 2009, and any amendment or report filed for the purpose of updating such description.

You may request a copy of all incorporated filings at no cost, by making written or telephone requests for such copies to:

Resolute Energy Corporation

1675 Broadway

Suite 1950

Denver, Colorado 80202

Attention: General Counsel

(303) 534-4600

You should rely only on the information incorporated by reference or provided in this prospectus supplement. If information in incorporated documents conflicts with information in this prospectus supplement, you should rely on the most recent information. If information in an incorporated document conflicts with information in another incorporated document, you should rely on the most recent incorporated document. You should not assume that the information in this prospectus supplement or any document incorporated by reference is accurate as of any date other than the respective dates of such documents. We have not authorized anyone else to provide you with any information.

MARKET AND INDUSTRY DATA

In this prospectus supplement and in the documents incorporated by reference herein, we refer to information regarding market data obtained from internal sources, market research, publicly available information and industry publications. We believe that these sources and estimates are reliable but have not independently verified them and cannot guarantee their accuracy or completeness. Estimates are inherently uncertain, involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus supplement.

NON-GAAP FINANCIAL MEASURES

In this prospectus supplement, we use the term “PV-10”, which is considered a non-GAAP financial measure under SEC regulations. See our explanation of PV-10 and a reconciliation of PV-10 to standardized measure in “Summary—Estimated Net Proved Reserves.”

We also use the term “Adjusted EBITDA” in this prospectus supplement. See our explanation of Adjusted EBITDA and a reconciliation of this measure to net income (loss) in “Summary—Reconciliation of Net Income (Loss) to Adjusted EBITDA.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus supplement are forward- looking statements. The forward-looking statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “intends,” “will,” “should” or “anticipates,” or the negative thereof or other variations thereon or comparable terminology, or by discussion of strategy, although not all forward-looking statements contain such words or expressions. Forward-looking statements included in this prospectus supplement relate to, among other things, expected expansion of proved reserves, expected development opportunities, the anticipated results of exploration and testing, expected future production and opportunities to increase production, the expected benefits to be realized from newly acquired properties including our ability to achieve the growth we expect as a result of the acquisitions, expenses and cash flows, the nature, timing and results of capital expenditure projects, our ability to improve efficiency and control costs, expiration of leases that are not held by production, amounts of future capital expenditures, anticipated shifts in focus in our drilling activity and the expected results, our plans with respect to future acquisitions, our future debt levels and liquidity, statements regarding our production and cost guidance for 2013 and beyond, future production and reserve growth, anticipated capital expenditures in 2013 and the sources of such funding, our expectations regarding our development activities and drilling plans, including drilling, deepening, recompleting and refracing wells and the number of such projects, particularly with respect to our Permian Basin properties, and our anticipated lease operating expenses and depreciation, depletion and amortization rates. Although we believe that these statements are based upon reasonable current assumptions, no assurance can be given that the future results covered by the forward-looking statements will be achieved. Forward-looking statements can be subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by the forward-looking statements. You should read this prospectus supplement completely and with the understanding that actual future results may be materially different from what we expect. We will not update forward-looking statements even though our situation may change in the future. Except as required by law, we undertake no obligation to update any forward-looking statement. Factors that could cause actual results to differ materially from our expectations include, among others, those factors referenced in the “Risk Factors” section of this prospectus supplement and such things as:

•

volatility of oil and gas prices, including reductions in prices that would adversely affect our revenue, income, cash flow from operations, liquidity and reserves; discovery, estimation and development of, and our ability to replace oil and gas reserves;

•	our future cash flow, liquidity and financial position;

•	the success of our business and financial strategy, derivative strategies and plans;

•	the amount, nature and timing of our capital expenditures, including future development costs;

•

our relationship with the Navajo Nation, the local community in the area where we operate, and Navajo Nation Oil and Gas Company, as well as the timing of when certain purchase rights held by Navajo Nation Oil and Gas Company become exercisable;

•

a lack of available capital and financing, including the capital needed to pursue our production and other plans for our newly acquired properties, on acceptable terms, including as a result of a reduction in the borrowing base under our credit facility;

•	the effectiveness and results of our CO2 flood program;

•	the impact of U.S. and global economic recession;

•	anticipated CO2 supply which is currently sourced exclusively from Kinder Morgan CO2 Company, L.P.;

•	the success of the exploration and development plan and production from our oil and gas properties;

•	the timing and amount of future production of oil and gas;

•	the completion, timing and success of exploratory drilling;

•	availability of, or delays related to, drilling, completion and production, personnel, supplies and equipment;

•	the effect of third party activities on our oil and gas operations, including our dependence on gas gathering and processing systems;

•	inaccuracy in reserve estimates and expected production rates;

•	our operating costs and other expenses;

•	our success in marketing oil and gas;

•	competition in the oil and gas industry;

•	the concentration of our producing properties in a limited number of geographic areas;

•	operational problems, or uninsured or underinsured losses affecting our operations or financial results;

•

the impact and costs related to compliance with, or changes in, laws or regulations governing our oil and gas operations, including the potential for increased regulation of underground injection operations;

•	the availability of water and our ability to adequately treat and dispose of water after drilling and completing wells;

•	potential changes to regulations affecting derivatives instruments;

•	the success of our hedging program;

•	the impact of weather and the occurrence of disasters, such as fires, explosions, floods and other events and natural disasters;

•	environmental liabilities under existing or future laws and regulations;

•	risks related to our level of indebtedness;

•	developments in oil and gas-producing countries;

•	loss of senior management or technical personnel;

•	timing of issuance of permits and rights of way;

•	timing of installation of gathering infrastructure in areas of new exploration and development;

•	potential breakdown of equipment and machinery relating to our Aneth compression facility;

•	our ability to achieve the growth and benefits we expect from the our newly acquired properties;

•	risks associated with unanticipated liabilities assumed, or title, environmental or other problems resulting from, our newly acquired properties;

•	legislative or regulatory changes, including initiatives related to drilling and completion techniques, including fracing;

•

acquisitions and other business opportunities (or the lack thereof) that may be presented to and pursued by us, and the risk that any opportunity currently being pursued will fail to consummate or encounter material complications;

•	constraints imposed on our business and operations by our credit agreement and the senior notes and our ability to generate sufficient cash flow to repay our debt obligations;

•	losses possible from pending or future litigation;

•	risk factors discussed or incorporated by reference in this prospectus supplement; and

•	other factors, many of which are beyond our control.

Finally, our future results will depend upon various other risks and uncertainties, including, but not limited to, those detailed in our filings with the SEC that are incorporated by reference herein and in the section entitled “Risk Factors” in this prospectus supplement and in the accompanying prospectuses. For additional information regarding risks and uncertainties that may affect us, please read our filings with the SEC under the Exchange Act, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, which are incorporated by reference herein. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph and elsewhere in this prospectus supplement and in the documents incorporated by reference. Other than as required under the securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

SUMMARY

This summary provides a brief overview of the Company and the key aspects of this offering. Because it is abbreviated, this summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus supplement carefully, including the information presented under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements,” and all information incorporated by reference herein, before making an investment decision. We have provided definitions for certain oil and gas terms used in this prospectus supplement in the “Glossary of Oil and Gas Terms” in Appendix A to this prospectus supplement.

Our Company

We are a publicly traded, independent oil and gas company engaged in the exploitation, development, exploration for and acquisition of oil and gas properties. Our asset base is comprised of properties in Aneth Field located in the Paradox Basin in southeast Utah (the “Aneth Field Properties” or “Aneth Field”), the Permian Basin in west Texas and southeast New Mexico (the “Permian Properties”), the Williston Basin in North Dakota (the “Bakken Properties”) and the Big Horn and Powder River Basins in Wyoming (the “Wyoming Properties”). During 2012, oil sales comprised approximately 93% of revenue. Our estimated pro forma net proved reserves as of December 31, 2012, giving effect to the recently completed acquisitions and divestiture to Navajo Nation Oil and Gas Company (the “NNOGC Sale”), were approximately 87 MMBoe, of which approximately 58% and 43% were proved developed reserves and proved developed producing reserves, respectively.

Our primary operational focus is to increase reserves and production from our properties while improving efficiency and optimizing operating costs. We plan to expand our reserve base through the expansion of tertiary oil recovery in Aneth Field, the exploitation and development of oil-prone acreage, particularly in our Permian Properties, and through carefully targeted exploration activities in our Wyoming Properties.

Aneth Field is our cornerstone asset and is divided into three separate operating units. From its acquisition to the end of 2012, we have increased production from the Aneth Unit by 68%, increased production from the McElmo Creek Unit by 22%, and slowed the natural decline in the Ratherford Unit to approximately 1.5% per year. We expect to see production increase as we continue with our capital projects, particularly our ongoing CO2 flood program. We also plan to expand proved reserves in Aneth Field by expanding the CO2 flood program into the Ratherford Unit. Aneth Field continues to demonstrate its capacity to provide production growth and to provide strong, steady cash flows that we can reinvest both in the field and in our other operating areas.

We have an interest in 41,100 gross (20,300 net) acres in the Permian Basin after giving effect to three recently completed acquisitions. See below in “Certain Recent Developments” for a further description of these acquisitions. These acquisitions, completed in December 2012 and March 2013, provide us with exposure to some of the most active oil development plays in the country. When combined with our legacy Permian assets, our Permian Properties had estimated pro forma total proved reserves of approximately 24 MMBoe as of December 31, 2012. Our Permian Properties include conventional production on the Northwest Shelf in Lea County, New Mexico, as well as unconventional oil production from the Wolfberry play in the Midland Basin and the Wolfbone play in the Delaware Basin in Texas. Development opportunities on our acreage include more than 400 gross prospective vertical locations in the Wolfbone and Wolfberry plays, as well as more than 70 prospective horizontal locations with multiple targets in the Wolfcamp, Spraberry and Atoka formations. Our first quarter 2013 production in the Permian Basin increased 833% to 280 MBoe, from 30 MBoe in the first quarter of 2012, and our Permian acquisitions bring our pro forma first quarter 2013 Permian production to approximately 5,000 Boe per day. Our Permian Properties are largely held by production and primarily produce oil and NGL.

Hilight Field, in Wyoming’s Powder River Basin, continues to provide us with steady cash flow from legacy Muddy formation production and consists of a leasehold, which is held by production, covering 45,400 net acres in a basin experiencing increased horizontal drilling in oil-bearing formations such as the Turner, Niobrara and Mowry. In addition to these unconventional targets, through the use of 3D seismic we believe we have identified conventional prospects in the deeper Minnelusa formation. During 2013, we expect to test the Turner formation with a horizontal well and further test the Mowry formation with vertical recompletions that will help us better identify potential horizontal locations. Depending on permitting, we plan to test one or more of the identified Minnelusa prospects in early 2014. In our exploration portfolio, we also own leases covering approximately 73,700 net acres in the Big Horn Basin, which we believe may be prospective for production from multiple targets, including the Frontier and Phosphoria formations.

Consistent with our strategy, we have begun the process of divesting certain assets that do not fit with our core operating focus. On March 7, 2013, we announced our intention to consider the sale of our Bakken Properties. A number of companies have expressed interest in purchasing these properties, and we anticipate receiving bids by the end of May. At March 31, 2013, we had interests in approximately 77,400 gross (28,800 net) acres in the Bakken trend. During the first quarter of 2013, we participated in the completion of 8 gross (1.9 net) wells associated with the Bakken Properties and had an additional 1 gross (0.1 net) well drilling at quarter-end. At quarter-end, we had interests in 66 gross (16 net) producing wells.

At December 31, 2012, after giving effect to the recently completed acquisitions and the NNOGC Sale, approximately 76% of our estimated pro forma net proved reserves were oil and approximately 89% were oil and NGL. Based on our 2012 reserve report, our total proved reserves-to-production ratio was 23 years.

The following table presents summary information related to our estimated pro forma net proved reserves, and the present value of our estimated pro forma net proved reserves as of December 31, 2012. The pro forma reserves include our net proved reserves from our December 31, 2012, reserve report and give effect to the recently completed acquisitions and the NNOGC Sale as if they had occurred on December 31, 2012.

	Estimated Pro Forma Net Proved Reserves as of December 31, 2012
	Total Proved (MMBoe)	% Oil	% PDP	% PDNP	% PUD	PV-10 ($ in millions)
Total . . . . . . . . . . . . . . . . .	87.1	76%	43%	15%	42%	$1,255

See the table on page S-18 for summary information related to our estimated net proved reserves that are derived from our December 31, 2012, reserve report, which we prepared. Netherland, Sewell & Associates, Inc. (“NSAI”), independent petroleum engineers, audited the reserves associated with substantially all of our properties, except the recently acquired Permian properties, for our December 31, 2012, reserve report.

Core Operating Areas

Aneth Field Properties

Aneth Field, a giant legacy oil field in southeast Utah, holds 75% of our net proved reserves as of December 31, 2012, and accounted for 52% of our production during the first quarter of 2013, averaging 6,037 Boe per day, all of which was oil. Aneth Field was discovered in 1956 by Texaco and has produced 429 MMBbl of oil as of December 31, 2012. To facilitate field-wide waterflood, Aneth Field was divided into three units, Aneth, McElmo Creek and Ratherford. Although the majority of the McElmo Creek Unit has been on CO2 flood for more than 20 years, we have improved operations there and plan to further expand production by deepening and recompleting wells into the IIC zone of the Desert Creek formation. We have substantially completed the expansion of the CO2 flood across the Aneth Unit, and intend to further increase production through additional injection and a variety of well projects and by installing a membrane plant that will enable us to extract and sell more gas and NGL. The Ratherford Unit remains on waterflood and presents opportunities for us to increase production through well projects and to increase our proved reserves and production through expansion of the CO2 flood into that unit.

Capital expenditures in Aneth Field during 2012 were approximately $64.1 million, representing 28% of our total capital expenditures, excluding acquisition expenditures, during this time period. Although the improvement and expansion of the CO2 flood program requires significant investments for infrastructure, wellhead equipment and CO2 purchases, we expect that Aneth Field will continue to generate cash flow in excess of the cost of these expenditures. We anticipate reinvesting this free cash flow in the development of our Permian Properties, in our exploration-focused activities and, potentially, in other acquisition opportunities.

Permian Properties

In the Permian Basin of west Texas and southeast New Mexico, as of March 31, 2013, we own interests in 41,100 gross (20,300 net) acres divided between three principal project areas. Our Wolfberry project area, located in the Midland Basin portion of the Permian Basin, in Howard, Martin, Midland and Ector counties, includes approximately 9,500 gross (7,200 net) acres primarily targeting the Wolfcamp and Spraberry formations with secondary objectives in the Mississippian, Cline and Dean formations. Our Wolfbone project area, located in the Delaware Basin portion of the Permian Basin, in Reeves County, includes approximately 24,000 gross (8,300 net) acres primarily targeting the Wolfcamp and Bone Spring formations. Our third project area, the Northwest Shelf in Lea County, New Mexico, is centered on conventional production in Denton, Gladiola and South Knowles fields where we are focused on improving field-level economics through production enhancements and operating cost reductions. We also believe upside exists in these properties through well deepenings and infill drilling. Historic drilling activity in each of our Wolfberry and Wolfbone project areas has focused on vertical wells with completions in multiple pay zones. Recently the industry has increased its focus on horizontal drilling, primarily in the Wolfcamp formation, as well as the Spraberry and Cline formations in the Midland Basin and the Bone Spring formation in the Delaware Basin. We anticipate that our drilling activity in the Wolfbone and Wolfberry areas will be increasingly focused on horizontal drilling activity targeting these same formations.

During the first quarter of 2013, we completed 11 gross (8 net) wells in the Permian Properties and had 207 gross (118 net) producing wells at March 31, 2013. As of March 31, 2013, we were in the process of drilling 3 gross (3 net) wells. During the first quarter of 2013, average net daily production from the Permian Properties was approximately 3,107 Boe and was 83% liquids. During 2013, in our Midland and Ector County properties, we anticipate drilling approximately 3 gross (3 net) horizontal wells targeting the Wolfcamp formation and 20 gross (20 net) vertical wells targeting the Wolfcamp and Spraberry formations. On our Howard County properties, we anticipate participating in the drilling of 10 gross (5 net) vertical wells.

Wyoming Producing Properties and Exploration

Hilight Field is located in the Powder River Basin in Campbell County, Wyoming. We acquired Hilight Field as part of a corporate acquisition in 2008. Our initial activities were primarily focused on production from the Muddy formation, which generates free cash flow due to low reinvestment requirements. We have an inventory of low risk re-stimulation and infill drilling projects which we expect will moderate the natural decline of this field. As of March 31, 2013, there were 157 gross (149 net) producing wells, excluding shut-in coalbed methane wells, and gross cumulative production through December 31, 2012, from our three operated units was 68.5 MMBbl of oil and 150 billion cubic feet of gas. During the first quarter of 2013, average net daily production from Hilight Field was 1,535 Boe and was 15% oil.

In addition to the cash flow generated by the legacy Muddy formation production, Hilight Field also consists of 45,400 net acres held by production in a basin experiencing transformation due to horizontal drilling targeting oil-bearing formations such as the Turner, Niobrara and Mowry. Along with these unconventional opportunities, the Powder River Basin continues to see exploration activity targeting the conventional Minnelusa formation. We have focused our geological, geophysical and engineering efforts to prepare for testing these formations. These activities have included a 3D seismic survey of the field and the review of our extensive log data and data from operators drilling wells in close proximity to Hilight. Our objective for 2013 will be to integrate these data and drill a horizontal well to test the Turner formation early in the third quarter. We also plan to develop the Mowry formation through additional uphole recompletions during the same time period. If this activity is successful, it could form the basis of a significant horizontal drilling program in Hilight in 2014 and beyond. In our exploration portfolio we also own leases covering approximately 73,700 net acres in the Big Horn Basin, which may be prospective for production from multiple formations, including the Frontier and Phosphoria. We continue to study these formations with the objective of testing them prior to facing significant lease expirations in 2015.

Bakken Properties

As of March 31, 2013, we had interests in approximately 77,400 gross (28,800 net) acres in the Bakken trend of the Williston Basin in North Dakota. During the first quarter of 2013, average net daily production from the Bakken Properties was approximately 954 Boe and was 95% liquids. As of March 31, 2013, we had interests in 66 gross (16 net) producing wells. During the first quarter of 2013, we participated in the completion of 8 gross (1.9 net) wells associated with the Bakken Properties and had an additional 1 gross (0.1 net) well drilling at quarter end. See “Certain Recent Developments” below for a discussion of the potential divestiture of the Bakken Properties.

Our Strategies and Our Competitive Strengths

Business Strategies

Our business strategies are designed to create value for our stakeholders by growing reserves, production volumes and cash flow utilizing industry standard enhanced oil recovery techniques as well as advanced development, drilling and completion technologies to systematically explore for, develop and produce oil and gas reserves. Key elements of our business strategies include:

Expand Production Throughout Aneth Field. We intend to increase production in Aneth Field through activities targeted at converting non-producing reserves into production, such as expansion of the CO2 flood in the IIC subzone of the Desert Creek formation in the McElmo Creek Unit, installing equipment to separate CO2 from saleable hydrocarbon gas and bringing new reserves into the proved category by expanding the CO2 flood into the Ratherford Unit. In addition, we plan to further implement a program of infill drilling and recompletion of existing wells to tap unswept or bypassed oil and to revitalize older wellbores. We will continue to upgrade injection capacity to make our CO2 flood activities more effective. Proved developed non-producing and proved undeveloped reserves at December 31, 2012 constituted 17% and 45%, respectively, of the proved reserves in Aneth Field. These reserves primarily relate to the CO2 flood in which significant injection was started in 2008. Since 1985, the McElmo Creek Unit has been under a successful CO2 flood initiated by a prior operator. Using a phased approach, we have been expanding this CO2 flood within the field with demonstrable success.

Existing production from the Aneth Field Properties, which is approximately 97% oil, generates strong cash flow. We anticipate this will fund all of the capital requirements of expanding the CO2 flood over the next five years and will provide free cash flow that we anticipate redeploying in the development of our Permian Properties, in our exploration-focused activities and, potentially, in acquisition opportunities.

Focus on Exploitation and Development of Oil-Focused Properties in the Permian Basin. We have assembled an acreage position in the Permian Basin which we believe is prospective for horizontal and vertical development within one of the most active oil development plays in the country, the Wolfcamp formation. In addition to the Wolfcamp formation, we believe our acreage may be prospective for development in additional formations including the Spraberry, Atoka, Cline and Bone Spring. We currently have an active vertical drilling program on our acreage and expect to increase our horizontal activity in the area as we move through 2013. Our Permian Basin assets are characterized by relatively low-risk drilling opportunities, with production heavily weighted toward oil and NGL. We are focused on maximizing returns from these projects by optimizing completion techniques to enhance well performance and ultimate recoveries and accelerating development activity to increase near-term production and reserves.

Focus on Efficiency of Operations on Our Properties. We seek to maximize economic returns on our properties through operating efficiencies and cost control improvements. Our management team has significant experience in managing intensive oil and gas operations. As the operator of our Aneth Field Properties, the Wyoming Properties and substantially all of the Permian Properties, we have the ability to directly manage our costs, control the timing of our exploitation, drilling and production activities and effectively implement programs to increase production and improve operational efficiency.

Maximize the Value of Existing Assets Through Focused Exploration Efforts. We control acreage in the Powder River and Big Horn basins of Wyoming that appear to be prospective for multiple emerging exploration plays. We own leases covering approximately 45,400 net acres in the Powder River Basin near successful unconventional development targets in the Turner, Mowry and to a lesser extent Niobrara formations. Our acreage is also located in an area that has seen ongoing exploration efforts targeting the conventional Minnelusa formation. We are conducting geological and geophysical studies of the area, integrating well logs and mapping the target formations with the objective of testing some of these formations in 2013. In the Big Horn Basin, we own leases covering approximately 76,800 net acres in which our primary targets are the Frontier and Phosphoria formations.

Pursue Acquisitions of Properties with Development Potential in Core Areas. One component of our strategy has been to grow our reserves and production by acquiring domestic onshore properties. Our recent Permian acquisitions represent significant progress in furthering our growth in this manner. Prior to the Permian acquisitions, our predecessor company acquired the majority of our Aneth Field Properties in 2004 and 2006 and our Hilight Field in 2008. We acquired the original component of our Permian Properties in 2011. We actively evaluate opportunities to acquire properties that are prospective for the production of oil and NGL, particularly in the Permian Basin and Rocky Mountain regions. Our knowledge of various producing basins and our experienced management team, with long-standing industry relationships, position us to identify, consummate and integrate strategic acquisitions.

Our Strengths

We have a number of strengths that we believe will help us successfully execute our business strategies, including:

A High Quality Base of Long-Lived Oil Producing Properties. As of December 31, 2012, after giving effect to the recently completed acquisitions and the NNOGC Sale, we had estimated pro forma net proved reserves of approximately 87.1 MMBoe, of which approximately 76% were oil and approximately 89% were oil and NGL. Based on our 2012 reserve report, as of December 31, 2012, our total proved reserves-to-production ratio was 23 years. The shallow decline rate and long lives of our core producing properties result in a slower reserve depletion rate and reduced reinvestment requirements relative to many other producing areas in the United States.

Legacy Producing Assets Generating Strong Free Cash Flow. Our legacy producing asset base is anchored by two core properties, Aneth Field in Utah and Hilight Field in Wyoming. These properties have characteristics that we believe will provide a stable production platform and generate positive free cash flow to fund our development and growth activities.

Portfolio of Significant Organic Development and Drilling Opportunities. In addition to our legacy assets in Aneth Field and Wyoming, we have assembled an attractive, low-risk position in the Permian Basin which exposes us to one of the most active oil resource plays in the United States, the Wolfcamp formation, as well as secondary targets which include the Spraberry, Atoka, Bone Spring and Cline formations. Also, through our legacy position in Wyoming we have exposure to exploration opportunities in oil prone plays in the Rocky Mountains, including the Turner, the Mowry and the Minnelusa formations in the Powder River Basin and the Frontier and Phosphoria formations in the Big Horn Basin. We believe that this portfolio provides an inventory that would support more than ten years of drilling.

Operating Control Over Our Properties. We have the ability to control the timing and scope and influence the costs of most development projects undertaken on our various properties. We operate our Aneth Field, Wyoming Properties and substantially all of our Permian Properties.

Strong Balance Sheet. We employ a disciplined approach to liquidity and management of leverage, and we have a capital structure that provides us with the ability to execute our business plan. At March 31, 2013, borrowings outstanding were $390 million under our revolving credit facility and $400 million under our 8.5% senior notes due 2020. In connection with the amendment of the revolving credit facility in March 2013, our borrowing base was increased to $485 million, consisting of a $445 million conforming tranche (which expires in March 2018) and a $40 million non-conforming tranche (which expires in March 2014). We intend to use our portion of the net proceeds of this offering, in addition to the contemplated sale proceeds of the Bakken Properties, to repay outstanding borrowings under the credit facility. We plan to maintain a capital structure that provides financial flexibility through the prudent use of leverage, aligning capital expenditures to cash flows and maintaining a strategic hedging program.

Management and Technical Teams with Extensive Operational, Transactional and Financial Experience in the Energy Industry. With an average industry work experience of almost 30 years, our senior management team has considerable expertise in acquiring, exploring, exploiting, developing and operating oil and gas properties, particularly in operationally intensive oil and gas fields. Three of the founding members of our executive management team previously worked together as part of the senior management team of HS Resources, Inc., an independent oil and gas company that was listed on the New York Stock Exchange and primarily operated in the Denver-Julesburg Basin in northeast Colorado (“HS Resources”), and one founding member was a company advisor to HS Resources for more than a decade. HS Resources was acquired by Kerr-McGee Corporation in 2001 for $1.8 billion. We also employ more than 37 oil and gas technical professionals, including geophysicists, geologists, petroleum engineers and production and reservoir engineers, who have an average of approximately eighteen years of experience in their respective technical fields. We continually leverage the extensive experience of our senior management and technical staff to benefit all aspects of our operations.

Certain Recent Developments

Permian Acquisitions

On December 21, 2012, we purchased properties from Celero Energy II, LP containing proved reserves of approximately 4.1 MMBoe in Denton Field in the Northwest Shelf in Lea County, New Mexico and in the Spraberry trend in the Midland Basin portion of the Permian Basin in Howard County, Texas, for a purchase price of approximately $117 million.

Additionally, on December 28, 2012, we purchased an undivided 32.35% interest in certain oil and gas properties from RSP Permian, LLC and certain other sellers (“RSP”) containing proved reserves of approximately 5.4 MMBoe in the Wolfberry play in the Midland Basin portion of the Permian Basin in Midland and Ector counties, Texas, for a purchase price of approximately $133 million, which included a $6 million fee paid in exchange for the option to acquire the remaining 67.65% interest in the RSP properties. This fee was non-refundable but would be applied towards the purchase price if the option were to be exercised. On March 22, 2013, we exercised our option and acquired the remaining 67.65% interest in the RSP properties, which contained proved reserves of approximately 11.1 MMBoe. The purchase price for the acquired properties, which we refer to as our Gardendale area, was $257 million, net of the option fee after customary purchase price adjustments, which were estimated at closing. The RSP acquisitions included approximately 4,700 gross (4,600 net) acres and 78 producing wells, two wells awaiting completion and facilities for gathering, water sourcing and water disposal. The wells produced approximately 3,140 Boe per day in the first quarter of 2013, and had pro forma estimated total proved reserves of approximately 16.5 MMBoe as of December 31, 2012, of which 55% was oil and 81% were liquids, and 49% was proved developed. The acreage is largely held by production, and we estimate that a one-rig vertical drilling program for two years would hold all of the acquired leases. We believe that growth potential exists from approximately 22 gross prospective horizontal locations with multiple targets in the Wolfcamp, Spraberry and Atoka formations, plus approximately 45 vertical drilling locations targeting the Wolfcamp through Atoka interval and 69 Spraberry recompletion opportunities. On a combined basis, our Permian acquisitions in December 2012 and March 2013 contributed 20.6 MMBoe of proved reserves.

The Permian acquisitions were financed with the net proceeds from the $150 million senior notes offering in December 2012 and borrowings under our revolving credit facility.

Offering Our Bakken Properties for Sale

Given our success in expanding our Permian asset base, as well as the expansion of our Midland-based staff, we have determined that it is in the best interest of the Company to focus capital and human resources in the Permian Basin and to consider the sale of our Bakken Properties, which we announced on March 7, 2013. A number of companies have expressed interest in purchasing these properties, and we anticipate receiving bids by the end of May.

First Quarter 2013 Financial Results Summary

During the first quarter of 2013, total production increased to 11,633 Boe per day, a 39% increase from the same quarter in 2012 and a 15% increase from the fourth quarter of 2012, with oil production slightly above plan despite the negative impact on production caused by winter conditions in key operating areas. On March 22, we acquired the remaining 67.65% interest in, and operatorship of, the Gardendale project area, adding approximately 11.1 MMBoe of proved reserves. Pro forma for the acquisition, total Company first quarter production, was 13,556 Boe per day, with Permian Basin production representing almost 40% of Resolute’s total. We have expanded activity in the Permian Basin, and now have two rigs actively drilling. In Aneth Field, gross oil production for the first quarter of 2013 was up 800 Bbl per day from the first quarter of 2012. First quarter 2013 results are discussed in greater detail in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed with the SEC on May 6, 2013, and incorporated by reference herein.

2013 Revised Guidance

On April 5, 2013, we announced revised production, cost and capital spending guidance to reflect the March 22, 2013, acquisition of additional interests in our Gardendale area, the planned drilling of three horizontal Wolfcamp wells in Gardendale and exploration activities in Wyoming. We affirmed this revised guidance on May 6, 2013. Key aspects from our revised 2013 capital budget and guidance include:

Capital Expenditures

During 2013, we expect to invest between $195 and $220 million for base development activities. We intend to fund more than 85% of the 2013 capital program from cash flow from operations and from the $47 million in proceeds received from the NNOGC Sale.

We will evaluate our capital expenditures relative to our cash flow and may adjust our activity and capital spending levels based on changes in commodity prices, costs, production results and other considerations.

Production

We estimate that full-year production for 2013 will be 4.7 to 5.5 MMBoe. On a revenue-weighted basis, approximately 96% of our production is expected to come from sales of oil and NGL, while on a volume-weighted basis approximately 83% of our production is expected to be attributed to oil and NGL.

Expenses

We project annual cash lease operating expenses for 2013 to be between $98 million and $115 million. Higher production contributions from lower-cost operations in the Permian Basin, as well as greater operating leverage in Aneth Field, contribute to a lease operating expense forecast that is lower on a per-unit basis than that experienced during 2012. Production taxes are expected to be 12% to 13% of 2013 production revenue. We anticipate that annual general and administrative expense for 2013 will be between $24 million and $26 million, excluding non-cash stock-based compensation expense. The increase in general and administrative expense relative to 2012 is substantially the result of increased staffing necessary to support our expanded operations in the Permian Basin, as well as the full-year effect of the personnel added during 2012. We anticipate that our depletion, depreciation and amortization rate for 2013 will be approximately $24 to $26 per Boe of production, unchanged from prior guidance.

Corporate Information

Our executive offices are located at 1675 Broadway, Suite 1950, Denver, CO 80202 and our telephone number at that address is (303) 534-4600. Our website address is http://www.resoluteenergy.com. Information contained on, or available through, our website is not part of this prospectus supplement or incorporated herein by reference.

THE OFFERING

Issuer	Resolute Energy Corporation

Selling Stockholders	See “Selling Stockholders” identified elsewhere in this prospectus supplement. Certain of the selling stockholders identified in this prospectus supplement may be deemed affiliates of the Company.

Common Stock Offered by Us	13,250,000 shares

Common Stock Offered by Selling Stockholders	3,000,000 shares

Underwriters’ Option to Purchase Additional Shares	The selling stockholders have granted the underwriters a 30-day option to purchase up to an additional 2,437,500 shares at the public offering price, less an underwriting discount of $ per share if any. We will not receive any proceeds from the underwriters’ exercise of the option to purchase additional shares of common stock.

Common Stock Outstanding After This Offering	76,881,145 shares

Use of Proceeds	We intend to use our portion of the net proceeds from this offering to repay outstanding borrowings under our revolving credit facility. We will not receive any proceeds from the sale of shares by the selling stockholders.

Risk Factors	An investment in our common stock involves a high degree of risk. We urge you to carefully consider all of the information described in the section entitled “Risk Factors” beginning on page S-19 of this prospectus supplement as well as the other information contained herein and in the accompanying prospectuses and the documents incorporated herein by reference for a discussion of factors you should consider before investing in our common stock.

Conflicts of Interest	Affiliates of Barclays Capital Inc., BMO Capital Markets Corp., Citigroup Global Markets Inc., Wells Fargo Securities, LLC, and Capital One Southcoast Inc. are lenders under our revolving credit facility and, accordingly, will receive more than 5% of the net proceeds from this offering as a result of the repayment of the outstanding borrowings under our revolving credit facility. An affiliate of Barclays Capital Inc. is also a limited partner in G.F.W. Energy VII, L.P., which is the general partner of one of the selling stockholders, Natural Gas Partners VII, L.P., and such affiliate may receive a portion of the net proceeds to Natural Gas Partners VII, L.P. from this offering. Because Barclays Capital Inc., BMO Capital Markets Corp., Citigroup Global Markets Inc., Wells Fargo Securities, LLC, and Capital One Southcoast Inc. are underwriters on this offering and their respective affiliates are each expected to receive more than 5% of the net proceeds of this offering, Barclays Capital Inc., BMO Capital Markets Corp., Citigroup Global Markets Inc., Wells Fargo Securities, LLC, and Capital One Southcoast Inc. are deemed to have a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“Rule 5121”). Accordingly, this offering will be conducted in accordance with the applicable provisions of Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market,” as defined in Rule 5121, exists for our common stock. Please see “Use of Proceeds” and “Underwriting — Conflicts of Interest” for additional information.

Summary Selected Consolidated Historical and Pro Forma Financial Data

The following tables show our consolidated historical financial data for the quarters ended March 31, 2013 and 2012, and each of the three years ended December 31, 2012, 2011 and 2010, which financial data is derived from our consolidated financial statements contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, and in our Annual Report on Form 10-K for the year ended December 31, 2012, incorporated by reference into this prospectus supplement. Historical results are not necessarily indicative of results that may be expected for 2013 or future periods. The following tables also present unaudited pro forma consolidated financial data for the quarter ended March 31, 2013, and the year ended December 31, 2012, and are derived from our unaudited pro forma consolidated financial statements contained in our Current Report on Form 8-K/A filed on April 15, 2013 and our Current Report on Form 8-K filed on May 7, 2013, incorporated by reference into this prospectus supplement. These unaudited statements have been developed by applying pro forma adjustments to our historical financial statements. The unaudited pro forma consolidated statement of operations for the quarter ended March 31, 2013 and the unaudited pro forma consolidated statement of income for the year ended December 31, 2012, give effect to the Permian acquisitions as if such transactions had been completed on January 1, 2012. The unaudited pro forma consolidated financial data should be read together with our consolidated historical financial statements and the related notes included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and our Annual Report on Form 10-K for the year ended December 31, 2012, and the historical financial statements related to the acquired Permian properties and related notes filed as exhibits to our Current Report on Form 8-K/A filed on April 15, 2013 and our Current Report on Form 8-K filed on May 7, 2013.

	Three Months Ended March 31,		Year Ended December 31,			Pro Forma Three Months Ended March 31,(1)	Pro Forma Year Ended December 31,(1)
	2013	2012	2012	2011	2010	2013	2012
	(in thousands)
Statement of Income Data:
Revenue	$78,897	$63,540	$258,268	$226,908	$173,395	$89,955	$362,355
Operating expense	68,885	49,684	218,084	169,473	142,225	74,391	282,145
Income from operations	10,012	13,856	40,184	57,435	31,170	15,564	80,210
Other expense	14,864	15,040	10,327	9,080	22,597	16,338	29,743
Income (loss) before income taxes	(4,852)	(1,184)	29,857	48,355	8,573	(774)	50,467
Income tax benefit (expense)	1,803	442	(11,881)	(17,870)	(2,388)	288	(20,086)
Net income (loss)	(3,049)	(742)	17,976	30,485	6,185	(486)	30,381
Adjusted EBITDA(2)	$30,500	$24,300	$108,500	$107,300	$76,300	$39,700	$184,700
Selected Cash Flow Data:
Net cash provided by operating activities	$28,391	$29,019	$76,771	$101,087	$58,495
Net cash used in investing activities	253,819	47,467	447,447	217,006	69,123
Net cash provided by financing activities	226,135	18,000	370,475	115,210	12,017

	As of March 31,	As of December 31,
	2013	2012	2011	2010
	(in thousands)
Balance Sheet Data:
Total assets	$1,601,061	$1,364,130	$947,560	$760,523
Long-term debt	791,818	563,865	170,000	127,900
Total liabilities	1,069,367	831,946	431,735	356,657
Stockholders’ equity	531,694	532,184	515,825	403,866

(1)	The pro forma income data does not give effect of the use of the net proceeds of this offering to repay outstanding indebtedness. The additional impact of the offering results in a reduction in other expense of $0.6 million, a decrease in income tax benefit of $0.2 million and a decrease in net loss of $0.4 million for the quarter ended March 31, 2013, and a reduction in other expense of $2.9 million, an increase in income tax expense of $1.1 million and an increase in net income of $1.8 million for the year ended December 31, 2012.
(2)	See our explanation of Adjusted EBITDA and a reconciliation of this measure to net income (loss) in “— Reconciliation of Net Income (Loss) to Adjusted EBITDA.”

Summary Historical and Pro Forma Operating Data

The table below summarizes Resolute’s historical and pro forma operating data for the quarters ended March 31, 2013 and 2012, and the years ended December 31, 2012, 2011 and 2010.

	Three Months Ended March 31,		Year Ended December 31,			Pro Forma Three Months Ended March 31,(1)	Pro Forma Year Ended December 31,(1)
	2013	2012	2012	2011	2010	2013	2012
Sales Data:
Oil (MBbl)	837	621	2,773	2,298	2,089	951	3,831
Gas and NGL (MMcfe)	1,261	851	3,811	3,755	3,843	1,613	6,612
Combined volumes (MBoe)	1,047	762	3,409	2,924	2,730	1,220	4,933
Daily combined volumes (Boe per day)	11,633	8,379	9,313	8,012	7,478	13,556	13,478
Average Realized Prices (excluding derivative settlements):
Oil ($/Bbl)	$87.16	$96.16	$86.70	$88.70	$73.22	$86.66	$87.01
Gas and NGL ($/Mcfe)	4.73	4.54	4.68	6.13	5.32	4.66	4.39
Average Production Costs ($/Boe):
Lease operating expense	$24.08	$22.54	$23.45	$20.35	$18.91	$21.48	$20.35
Production and ad valorem taxes	9.76	13.41	10.48	10.73	8.85	9.10	8.75

(1)	Pro forma amounts for the quarter ended March 31, 2013 and the year ended December 31, 2012, give effect to the Permian acquisitions as if they had occurred on January 1, 2012.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

In this prospectus supplement, the term “Adjusted EBITDA” is used. Adjusted EBITDA is a non-GAAP financial measure and is equivalent to earnings before interest, income taxes, depletion, depreciation, amortization and accretion expenses, share-based compensation, early settlements of derivative instruments and unrealized gains or losses on derivatives. We believe Adjusted EBITDA is an important financial measurement tool that facilitates comparison of our operating performance, and provides information about our ability to service or incur indebtedness and pay for our capital expenditures. This information differs from measures of performance determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. This measure is not necessarily indicative of operating profit or cash flow from operating activities as determined under GAAP and may not be equivalent to similarly titled measures of other companies. For the quarter ended March 31, 2013 and the year ended December 31, 2012, the pro forma Adjusted EBITDA gives effect to the Permian acquisitions as if such transactions had been completed on January 1, 2012.

The table below reconciles our historical net income (loss) to Adjusted EBITDA and our pro forma net income (loss) to pro forma Adjusted EBITDA for the periods presented.

	Three Months Ended March 31,		Year Ended December 31,			Pro Forma Three Months Ended March 31,	Pro Forma Year Ended December 31,
	2013	2012	2012	2011	2010	2013	2012
				(in thousands)
Net income (loss)	$(3,000)	$(700)	$18,000	$30,500	$6,200	$(500)	$30,400
Adjustments:
Interest expense	8,000	1,200	15,500	3,800	4,900	9,600	34,900
Income tax expense (benefit)	(1,800)	(400)	11,900	17,900	2,400	(300)	20,100
Depletion, depreciation, amortization and accretion	24,900	17,100	78,400	57,700	47,000	28,500	114,600
Share-based compensation	2,500	1,800	9,400	7,900	6,200	2,500	9,400
Early settlements of derivative instruments	—	—	3,400	5,000	—	—	3,400
Unrealized (gain) loss on derivatives	(100)	5,300	(28,100)	(15,500)	9,600	(100)	(28,100)

Adjusted EBITDA	$30,500	$24,300	$108,500	$107,300	$76,300	$39,700	$184,700

Estimated Net Proved Reserves

The following table presents our estimated net proved oil, gas and NGL reserves and the present value of our estimated net proved reserves as of December 31, 2012, 2011 and 2010 and our pro forma net proved reserves as of December 31, 2012 according to standards set by the SEC. The standardized measure shown in the table below is not intended to represent the current market value of our estimated oil and gas reserves.

	Year Ended December 31,			Pro Forma Year Ended December 31,(1)
	2012	2011	2010	2012
Net proved developed reserves
Oil (MBbl)	39,288	32,347	30,818	40,670
Gas (MMcf)	25,568	17,523	13,968	31,955
NGL (MBbl)	2,668	1,603	1,165	4,102

MBoe(2)	46,217	36,871	34,312	50,098
Net proved undeveloped reserves
Oil (MBbl)	23,269	20,494	19,414	25,589
Gas (MMcf)	22,153	17,634	25,130	27,652
NGL (MBbl)	5,596	4,494	6,754	6,790

MBoe(2)	32,557	27,927	30,357	36,988
Total net proved reserves
Oil (MBbl)	62,557	52,841	50,232	66,259
Gas (MMcf)	47,721	35,157	39,098	59,607
NGL (MBbl)	8,264	6,097	7,919	10,892

MBoe(2)	78,774	64,798	64,669	87,086
PV-10 ($ in millions)(3)(4)	$1,127	$1,143	$848	$1,255
Discounted future income taxes ($ in millions)	(255)	(327)	(261)

Standardized measure ($ in millions)(3)(5)	$872	$816	$587

(1)	Pro forma amounts for the year ended December 31, 2012, giving effect to the Permian acquisitions and the January 2013 divestiture of properties to Navajo Nation Oil and Gas Company as if they had occurred on December 31, 2012.
(2)	Boe is calculated by adding oil volumes to NGL volumes and converting six Mcf of gas to one Bbl of oil.
(3)	In accordance with SEC and Financial Accounting Standards Board (“FASB”) requirements, our estimated net proved reserves and standardized measure at December 31, 2012, were determined utilizing prices equal to the 2012 twelve-month unweighted arithmetic average of first day of the month prices, resulting in an average NYMEX oil price of $94.71 per Bbl and an average Henry Hub spot market gas price of $2.76 per MMBtu.
(4)	PV-10 is a non-GAAP measure and incorporates all elements of the standardized measure, but excludes the effect of income taxes. Management believes that pre-tax cash flow amounts are useful for evaluative purposes since future income taxes, which are affected by a company’s unique tax position and strategies, can make after-tax amounts less comparable.
(5)	Standardized measure is the present value of estimated future net revenue to be generated from the production of proved reserves, determined in accordance with the rules and regulations of the SEC and FASB, less future development costs and production and income tax expenses, discounted at a 10% annual rate to reflect the timing of future net revenue. Calculation of standardized measure does not give effect to derivative transactions.

RISK FACTORS

An investment in our common stock involves risks. You should carefully consider the risks described below and those included in the accompanying shelf base prospectus and selling stockholder base prospectus and in the documents incorporated by reference, including our Annual Report on Form 10-K for the year ended December 31, 2012, as well as the other information contained or incorporated by reference in this prospectus supplement, before investing in our common stock. The risks and uncertainties described below and cross-referenced above are not the only ones we may face. The following risks, together with additional risks and uncertainties not currently known to us or that we may currently deem immaterial, could adversely affect our business, operating results and financial condition.

Risks Relating to Our Common Stock and the Offering

The market price of our common stock could be adversely affected by sales of substantial amounts of our common stock in the public markets and potential future issuances of common stock in connection with potential future acquisitions.

Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales may occur, could cause the market price of our common stock to decline. In addition, the sale of these shares in the public market, or the possibility of such sales, could impair our ability to raise capital through the sale of additional common or preferred stock. Also, in the future, we may issue shares of our common stock in connection with acquisitions of assets or businesses. If we use our shares for this purpose, the issuances could have a dilutive effect on the market value of shares of our common stock, depending on market conditions at the time of an acquisition, the price we pay, the value of the business or assets acquired, our success in exploiting the properties or integrating the businesses we acquire and other factors.

If certain significant shareholders, including the selling stockholders, engage in significant selling activity, the shares owned by these shareholders could create a perception of “market overhang” which may adversely affect the market price of our common stock.

The selling stockholders identified in this prospectus supplement directly hold 6,565,885 shares of common stock of the Company, and may be deemed to indirectly hold an additional 1,400,139 shares of common stock of the Company and warrants to purchase an additional 6,933,333 shares (not taking into account the sale of shares offered hereby). See the description of the selling stockholders’ ownership in “Selling Stockholders.” If such stockholders, or other significant holders, resell substantial amounts of our common stock, such resales (or the perception that they are likely to occur) could create a circumstance commonly referred to as market overhang, in anticipation of which the market price of our common stock could fall. The existence of a market overhang and any resulting downward pressure on our stock price could make it more difficult for us to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Registration rights held by certain of our stockholders may have an adverse effect on the market price of our common stock.

Under a Registration Rights Agreement entered into in connection with the Company’s business combination transaction with Hicks Acquisition Company I, Inc. on September 25, 2009, holders of registrable securities have the right to demand registration under the Securities Act of all or a portion of their registrable securities subject to amount and time limitations. Holders of the registrable securities identified in the Registration Rights Agreement may demand up to four registrations. Additionally, whenever (i) we propose to register any of our securities under the Securities Act and (ii) the method we select would permit the registration of registrable securities, holders of registrable securities have the right to request the inclusion of their registrable securities in such registration. The resale of these shares in the public market upon exercise of the registration rights described above could adversely affect the market price of our common stock or impact our ability to raise additional equity capital. Parties to the Registration Rights Agreement (including the selling stockholders in this offering) have the right to request registration of (i) shares representing approximately 22% of our outstanding common stock at March 31, 2013, and (ii) an additional 20.8 million shares purchasable on exercise of outstanding warrants.

Stock prices of equity securities can be volatile, and there is no assurance that you will be able to resell the common stock you purchase at a price in excess of your purchase price.

Over the past several years, the stock prices of companies on U.S. securities markets have been volatile, increasing or decreasing not only in response to the company financial or operating results, but also to general economic trends or events. In addition, stock prices of companies in the oil and gas industry in which the Company operates are significantly affected by commodity prices for oil and gas. All of these factors are beyond the Company’s control, and could cause a decrease in the stock price following your purchase. You may not be able to sell your common stock for a price exceeding your purchase price.

Risks Relating to Our Business

In addition to the risks set forth in this prospectus supplement, our business is subject to numerous risks and uncertainties that could materially affect our business, financial condition or future results. These risks are discussed in our annual and quarterly reports and other documents we file with the SEC. You should carefully consider these risks before investing in our common stock. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

USE OF PROCEEDS

We estimate that the net proceeds to us from the offering of common stock by Resolute in this offering will be approximately $118.5 million after deducting the underwriters’ discounts and commissions and estimated offering expenses. We intend to use our portion of the net proceeds from this offering to repay outstanding borrowings under our revolving credit facility. See “Underwriting—Conflicts of Interest.” As of March 31, 2013, outstanding borrowings under our revolving credit facility were $390 million, with a weighted average variable interest rate of 2.93%. Our revolving credit facility matures in March 2018. We will not receive any proceeds from the sale of shares by the selling stockholders, including shares sold under the over-allotment option.

A portion of the current borrowings under our revolving credit facility were incurred to fund part of the cash consideration for our Permian acquisitions. For a detailed description of our revolving credit facility, please read “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Results of Operations — Liquidity and Capital Resources” in our Annual Report on Form 10-K for the year ended December 31, 2012 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, which are incorporated by reference into this prospectus supplement.

In addition, an affiliate of Barclays Capital Inc. is a limited partner in G.F.W. Energy VII, L.P., which is the general partner of one of the selling stockholders, Natural Gas Partners VII, L.P., and such affiliate may receive a portion of the net proceeds to Natural Gas Partners VII, L.P. from this offering. See “Underwriting—Conflicts of Interest.”

SELLING STOCKHOLDERS

The following table sets forth information about the ownership of our common stock by certain stockholders (collectively, the “selling stockholders”), as provided by the selling stockholders, as of May 6, 2013, and after the sale of the common stock offered by the selling stockholders in conjunction with this offering, assuming that the selling stockholders acquire no additional shares of our common stock before the completion of this offering. The selling stockholders may offer all, some or none of their shares of our common stock. The percentages of shares owned are based on 63,631,145 shares of our common stock outstanding as of May 6, 2013 and 76,881,145 shares to be outstanding after the offering. In addition, an affiliate of Barclays Capital Inc. is a limited partner in G.F.W. Energy VII, L.P., which is the general partner of one of the selling stockholders, Natural Gas Partners VII, L.P., and such affiliate may receive a portion of the net proceeds to Natural Gas Partners VII, L.P. from this offering.

Certain of the selling stockholders identified in this prospectus may be deemed affiliates of the Company.

			No Over-Allotment Exercised			Full Over-Allotment Exercised
Selling Stockholder(1)	Shares Owned Prior to Offering		Shares To Be Offered	Shares Owned After Offering		Shares To Be Sold in Offering	Shares Owned After Offering
	#	%	#	#	%	#	#	%
Natural Gas Partners VII, L.P.(2)(4)	6,276,166	9.9	2,867,625	3,408,541	4.4	5,197,571	1,078,595	1.4
NGP-VII Income Co-Investment Opportunities, L.P.(3)(4)	289,719	0.5	132,375	157,344	0.2	239,929	49,790	0.06

(1)	Ownership information is derived from the Schedule 13D filed by Natural Gas Partners VII, L.P. (“NGP”) and certain of its affiliates on February 23, 2011.
(2)	NGP directly owns 6,276,166 shares of our common stock. NGP owns 100% of NGP Income Management, L.L.C., which is the sole general partner of NGP-VII Income Co-Investment Opportunities, L.P. (“Co-Invest”). Thus, NGP may be deemed to be the indirect beneficial owner of our common stock owned by Co-Invest.
(3)	Co-Invest directly owns 289,719 shares of Common Stock of the Issuer.
(4)	Resolute Holdings, LLC, is deemed to directly beneficially own 8,333,472 shares of our common stock for purposes of reporting on Schedule 13D even though certain of the shares directly owned by Resolute Holdings, LLC are subject to certain limitations. NGP and Co-Invest have an approximately 66% membership interest in Resolute Holdings, LLC, subject to certain adjustments in the future that could decrease such interest. Thus, NGP may be deemed to be the indirect beneficial owner of the common stock deemed beneficially owned by Resolute Holdings, LLC. NGP disclaims beneficial ownership of the reported securities except to the extent of its pecuniary interest therein, and NGP is not including any of the aforementioned indirectly held securities in this offering, except for those shares being offered by Co-Invest. Resolute Holdings, LLC is not a selling stockholder in this offering.

CAPITALIZATION

The following table sets forth our actual and as adjusted consolidated cash and cash equivalents and capitalization as of March 31, 2013:

•	On a historical basis; and

•	As adjusted to give effect to this offering of common stock and the application of proceeds therefrom as described in “Use of Proceeds.”

	As of March 31, 2013
	Actual	As Adjusted for Offering
	(in thousands)
Cash and cash equivalents	$1,641	$1,641

Long-term debt:
Credit facility	$390,000	$271,502
Senior notes	401,818	401,818

Total long term debt	$791,818	$673,320

Stockholder’s equity:
Common Stock, $0.0001 par value — 63,640,670 shares issued and outstanding, and 76,890,670 shares issued and outstanding, pro forma as adjusted	6	8
Additional paid-in capital	519,209	637,706
Retained earnings	12,479	12,479

Total stockholders’ equity	531,694	650,193

Total capitalization	$1,323,512	$1,323,512

DESCRIPTION OF COMMON STOCK

We are authorized to issue 225,000,000 shares of common stock, par value $0.0001 per share. As of May 6, 2013, we had 63,631,145 shares of common stock issued and outstanding.

Dividend Rights

Holders of our common stock may receive dividends when, as and if declared by our board of directors out of the assets legally available for that purpose and subject to the preferential dividend rights of any other classes or series of stock of our company.

Voting Rights

Holders of our common stock are entitled to one vote per share in all matters as to which holders of common stock are entitled to vote. Holders of not less than a majority of all of the shares of the stock entitled to vote at any meeting of stockholders constitute a quorum unless otherwise required by law.

Election of Directors

Our board of directors is elected to staggered terms, with each class of directors standing for election every three years. Directors are elected by a plurality of the votes cast by the holders of our common stock in a meeting at which a quorum is present. “Plurality” means that the individuals who receive the largest number of votes cast are elected as directors, up to the maximum number of directors to be chosen at the meeting.

Liquidation

In the event of any liquidation, dissolution or winding up of Resolute, holders of our common stock have the right to receive ratably and equally all of the assets remaining after payment of liabilities and liquidation preferences of any preferred stock then outstanding.

Redemption

Resolute’s common stock is not redeemable or convertible.

Other Provisions

All outstanding common stock is, and the common stock offered by this prospectus supplement, if issued in the manner described in this prospectus supplement, will be, fully paid and non-assessable.

This section is a summary and may not describe every aspect of our common stock that may be important to you. We urge you to read the documents incorporated herein by reference and applicable Delaware law, our certificate of incorporation and our bylaws, because they and not this description, define your rights as a holder of our common stock. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of the material U.S. federal income tax consequences of the purchase, ownership, and disposition of our common stock, but does not purport to be a complete analysis of all the potential tax consequences relating thereto. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury regulations promulgated thereunder and administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change or differing interpretations, possibly on a retroactive basis. This summary is limited to holders of our common stock as capital assets within the meaning of Section 1221 of the Code (i.e., generally, as property held for investment purposes). This summary does not apply to holders that have special tax situations, including:

•	dealers in securities or currencies;

•	traders in securities;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons holding common stock as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security;

•	persons subject to the alternative minimum tax;

•	certain former citizens or long-term residents of the United States.;

•	foreign governments or international organizations;

•	financial institutions;

•	controlled foreign corporations and passive foreign investment companies, and shareholders of such corporations;

•	real estate investment trusts and the shareholders of such trusts;

•	insurance companies;

•	regulated investment companies and shareholders of such companies;

•	entities that are tax-exempt for U.S. federal income tax purposes and retirement plans, individual retirement accounts and tax-deferred accounts; and

•	pass-through entities, including partnerships and entities and arrangements classified as partnerships for U.S. federal tax purposes, and beneficial owners of pass-through entities.

The U.S. federal income tax treatment of a partner in a partnership (including an entity treated as a partnership for U.S. federal tax purposes) that holds our common stock generally will depend on the status of the partner and the activities of the partnership, and such partnerships and partners should consult their own tax advisors regarding the U.S. federal income tax consequences of the purchase, ownership, and disposition of our common stock.

This summary does not discuss all of the aspects of U.S. federal income taxation that may be relevant to a holder in light of the holder’s particular investment or other circumstances. In addition, this summary does not discuss any U.S. state or local income, foreign income, estate, gift, generation-skipping or other tax consequences or (except as specifically addressed herein) the effect of any tax treaty.

We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with these statements and conclusions.

WE URGE ALL PROSPECTIVE HOLDERS TO CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSEQUENCES OF ACQUIRING, HOLDING AND DISPOSING OF OUR COMMON STOCK.

Taxation of U.S. Holders

The following is a summary of the material U.S. federal income tax consequences to U.S. Holders (as defined below) of the ownership and disposition of the shares of our common stock purchased in the offering.

Definition of U.S. Holder

As used in this prospectus supplement, the term “U.S. Holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes:

•	a citizen or individual who is a resident of the United States;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in, or under the laws of, the United States or any political subdivision of the United States;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if either (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) such trust has made a valid election under applicable Treasury regulations to be treated as a U.S. person.

Dividends and Other Distributions on Shares of Common Stock

Distributions on shares of our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current and accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current or accumulated earnings and profits, the excess will be treated first as a tax-free return of capital and will reduce (but not below zero) the U.S. Holder’s tax basis in the common stock, and any remaining excess will be treated as capital gain from a sale or exchange of shares of our common stock, subject to the tax treatment described below in “— Sale, Exchange or Other Taxable Disposition of Shares of our Common Stock.”

Dividends received by a corporate U.S. Holder generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions, and provided certain holding period requirements are met, dividends received by a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to tax at reduced rates.

Sale, Exchange or Other Taxable Disposition of Shares of Our Common Stock

Upon the sale, exchange or other taxable disposition of shares of our common stock, a U.S. Holder will recognize gain or loss in an amount equal to the difference between the amount realized upon such disposition and the U.S. Holder’s tax basis in such shares of common stock. Generally, such gain or loss will be capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for the shares exceeds one year at the time of such disposition, and will otherwise be short-term capital gain or loss. Long-term capital gain recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at reduced rates. The deductibility of capital losses is subject to certain limitations.

Surtax on Net Investment Income

A surtax of 3.8% will be imposed on the “net investment income” of certain U.S. citizens and resident aliens, and on the undistributed “net investment income” of certain estates and trusts, in both cases to the extent that net investment income exceeds certain thresholds. Net investment income generally will include, among other things, dividends paid on our common stock and net gain from the disposition of our common stock.

Holders of our common stock should consult their tax advisors regarding the effect, if any, of this surtax on their ownership and disposition of our common stock.

Information Reporting and Backup Withholding

In general, information reporting is required as to dividends paid to a U.S. Holder with respect to our common stock and to proceeds from the sale, exchange or other disposition of our common stock unless the U.S. Holder is an exempt recipient. In addition, backup withholding (currently at a 28% rate) may apply to such dividends and proceeds if the U.S. Holder is not exempt and fails to provide a correct taxpayer identification number certified under penalties of perjury, as well as certain additional information or otherwise fails to comply with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and may be refunded or credited against a U.S. Holder’s U.S. federal income tax liability, provided that the correct information or an appropriate claim form is timely filed with the IRS.

Taxation of Non-U.S. Holders

The following is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the ownership and disposition of the shares of our common stock purchased in the offering.

Definition of Non-U.S. Holder

As used in this prospectus supplement, the term “Non-U.S. Holder” means a beneficial owner of our common stock that is an individual, corporation, estate or trust that is not a U.S. Holder.

Dividends and Other Distributions on Shares of Common Stock

Distributions on shares of our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital and will reduce (but not below zero) the Non-U.S. Holder’s tax basis in the common stock, and any remaining excess will be treated as gain realized from the sale or exchange of the shares of our common stock, the treatment of which is described below under the section entitled “— Sale, Exchange or Other Taxable Disposition of Shares of Common Stock.” Dividends paid to a Non-U.S. Holder generally will be subject to U.S. withholding tax at the rate of 30%, or such lower rate as may be specified by an applicable income tax treaty. If a dividend is effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States (and, if an applicable income tax treaty requires, is also attributable to a U.S. permanent establishment maintained by such Non-U.S. Holder), such dividend will not be subject to any U.S. withholding tax, provided certain certification requirements are satisfied (as described below). Instead, dividends paid to such a Non-U.S. Holder generally will be subject to U.S. federal income tax in the same manner as if such Non-U.S. Holder were a U.S. Holder. A corporate Non-U.S. Holder under certain circumstances also may be subject to an additional branch profits tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty, on its effectively connected earnings and profits for the taxable year.

Non-U.S. Holders should consult their own tax advisors regarding the potential applicability of any income tax treaty in their particular circumstances.

To claim the benefit of an applicable income tax treaty or to claim an exemption from the withholding tax on the ground that any dividend income is effectively connected with the conduct of a trade or business in the United States, a Non-U.S. Holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN for claiming treaty benefits or Form W-8ECI for effectively connected income, or such successor forms as the IRS designates, prior to the payment of dividends.

These forms must be periodically updated. Non-U.S. Holders generally may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale, Exchange or Other Taxable Disposition of Shares of Common Stock

A Non-U.S. Holder generally will not be subject to U.S. federal income tax and, in certain cases, withholding tax on the sale, exchange or other taxable disposition of shares of our common stock unless:

•

the gain is effectively connected with a U.S. trade or business of the Non-U.S. Holder (and, if an applicable income tax treaty requires, is also attributable to a U.S. permanent establishment maintained by such Non-U.S. Holder),

•

in the case of a Non-U.S. Holder who is an individual, such holder is present in the United States for a period or periods aggregating 183 or more days (as calculated for U.S. federal income tax purposes) during the taxable year of the disposition, and certain other conditions are satisfied, or

•	we are or have been a “United States real property holding corporation,” or “USRPHC,” as defined for U.S. federal income tax purposes and certain exceptions, discussed below, do not apply.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates in the same manner as gain is taxable to U.S. Holders. Any gain described in the first bullet point above of a Non-U.S. Holder that is a foreign corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

An individual Non-U.S. Holder described in the second bullet point above generally will be subject to U.S. federal income tax at a flat rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on any gain recognized on the sale, exchange or other taxable disposition of our common stock, which may be offset by certain U.S.-source capital losses (even though such individual is not considered a resident of the United States).

With respect to the third bullet point above, a U.S. corporation is generally a USRPHC if the fair market value of its “U.S. real property interests” equals or exceeds 50% of the fair market value of its real property and trade or business assets. We believe that we have been and currently are a USRPHC, and, based upon our current business plan, we expect to be a USRPHC in future years. Even though we believe that we are a USRPHC, so long as our common stock is regularly traded on an established securities market as determined under applicable U.S. Treasury regulations, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized on the sale, exchange or other taxable disposition of shares of our common stock, unless the Non-U.S. Holder has owned, directly or by attribution, more than 5% of our common stock during the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period for the shares of our common stock (a “greater than 5% stockholder”).

If gain described in the third bullet point above is realized by a Non-U.S. Holder that is a greater than 5% stockholder, such holder generally will be taxed on the net gain derived from a sale in the same manner as U.S. Holders generally (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Non-U.S. Holders should consult their own tax advisors regarding the potential applicability of any income tax treaty in their particular circumstances.

Information Reporting and Backup Withholding

Information reporting and backup withholding (currently at a 28% rate) may apply to dividends paid with respect to our common stock and to proceeds from the sale, exchange or other disposition of our common stock. Non-U.S. Holders may avoid backup withholding if they certify under penalties of perjury as to their status as Non-U.S. Holders or otherwise establish an exemption and certain other requirements are met. Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder generally may be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS.

Foreign Accounts

Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”) generally imposes a 30% withholding tax on “withholdable payments,” which include dividends on our common stock and gross proceeds from the disposition of our common stock paid to (i) a foreign financial institution (as defined in Section 1471 of the Code) unless it agrees to collect and disclose to the IRS information regarding direct and indirect U.S. account holders, and (ii) a non-financial foreign entity unless it certifies certain information regarding substantial U.S. owners of the entity, which generally includes any U.S. person who directly or indirectly owns more than 10% of the entity. If the payee is a foreign financial institution, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to non-compliant foreign financial institutions and certain account holders whose actions prevent it from complying with these reporting and other requirements. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. In certain circumstances, an account holder may be eligible for refunds or credits of such taxes. Under applicable U.S. Treasury regulations, the withholding obligations described above will apply to payments of dividends on our common stock made on or after January 1, 2014, and to payments of gross proceeds from a sale or other disposition of our common stock on or after January 1, 2017.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. EACH HOLDER SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO ALL TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS, AND THE POSSIBLE EFFECTS OF ANY CHANGES THEREIN.

UNDERWRITING

Barclays Capital Inc., BMO Capital Markets Corp., Citigroup Global Markets Inc., Raymond James & Associates, Inc. and Wells Fargo Securities, LLC are acting as representatives of the underwriters and the joint book-running managers of this offering. Under the terms of an underwriting agreement, which we will file as an exhibit to a current report on Form 8-K and incorporate by reference in this prospectus supplement and the accompanying prospectus, each of the underwriters named below has severally agreed to purchase from us and the selling stockholders the respective number of shares of common stock shown opposite its name below:

Underwriters	Number of Shares
Barclays Capital Inc.
BMO Capital Markets Corp.
Citigroup Global Markets Inc.
Raymond James & Associates, Inc.
Wells Fargo Securities, LLC
Capital One Southcoast Inc.
Johnson Rice & Company L.L.C.

Total	16,250,000

The underwriting agreement provides that the underwriters’ obligation to purchase the shares of common stock depends on the satisfaction of the conditions contained in the underwriting agreement including:

•

the obligation to purchase all of the shares of common stock offered hereby (other than those shares of common stock covered by their option to purchase additional shares as described below), if any of the shares of common stock are purchased;

•	the representations and warranties made by us and the selling stockholders to the underwriters are true;

•	there is no material change in our business or the financial markets; and

•	we deliver customary closing documents to the underwriters.

Commissions and Expenses

The following table summarizes the underwriting discounts and commissions we and the selling stockholders will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of common stock. The underwriting fee is the difference between the initial price to the public and the amount the underwriters pay to us and the selling stockholders for the shares.

	No Exercise	Full Exercise
Per share	$	$
Paid by us	$	$
Paid by selling stockholders	$	$

Total	$	$

The representatives of the underwriters have advised us that the underwriters propose to offer the shares of common stock directly to the public at the public offering price on the cover of this prospectus supplement and to selected dealers, which may include the underwriters, at such offering price less a selling concession not in excess of $             per share. After the offering, the representatives may change the offering price and other selling terms. Sales of shares made outside of the United States may be made by affiliates of the underwriters.

The expenses of the offering that are payable by us are estimated to be $         (excluding underwriting discounts and commissions). We have agreed to pay the expenses incurred by the selling stockholders in connection with the offering other than underwriting discounts and commissions, including up to $30,000 in legal fees and expenses.

Option to Purchase Additional Shares

The selling stockholders have granted the underwriters an option exercisable for 30 days after the date of the prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of 2,437,500 shares at the public offering price less underwriting discounts and commissions. This option may be exercised if the underwriters sell more than 16,250,000 shares in connection with this offering. To the extent that this option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase its pro rata portion of these additional shares based on the underwriter’s underwriting commitment in the offering as indicated in the table at the beginning of this Underwriting section.

Lock-Up Agreements

We, all of our directors and executive officers and the selling stockholders have agreed that, subject to certain exceptions, without the prior written consent of Barclays Capital Inc., we and they will not directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of common stock (including, without limitation, shares of common stock that may be deemed to be beneficially owned by us or them in accordance with the rules and regulations of the SEC and shares of common stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for common stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, (3) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible, exercisable or exchangeable into common stock or any of our other securities, or (4) publicly disclose the intention to do any of the foregoing for a period of 60 days after the date of this prospectus supplement. The foregoing shall not apply to one or more block trades by the selling stockholders in transactions exempt from the registration requirements of the Securities Act and which do not involve the payment by the selling stockholders of any Remuneration, other than customary brokerage commissions for processing such sales, and/or customary fees associated with processing such sales, to a bank or broker-dealer; provided that purchasers in such private sales shall agree in writing with the underwriters to be bound by the terms of any lock-up agreement entered into by the selling stockholders in connection with this offering.

Barclays Capital Inc., in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice. When determining whether or not to release common stock and other securities from lock-up agreements, Barclays Capital Inc. will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested and market conditions at the time.

Indemnification

We and the selling stockholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Stabilization, Short Positions and Penalty Bids

The representatives may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

A short position involves a sale by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase in the offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriters in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriters may close out any short position by either exercising their option to purchase additional shares and/or purchasing shares in the open market. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through their option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

•

Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor any of the underwriters make representation that the representatives will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distribution

A prospectus supplement and the accompanying prospectuses in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the representatives on the same basis as other allocations.

Other than the prospectus supplement and the accompanying prospectuses in electronic format, the information on any underwriter’s or selling group member’s web site and any information contained in any other web site maintained by an underwriter or selling group member is not part of the prospectus supplement and the accompanying prospectuses or the registration statement of which this prospectus supplement and the accompanying prospectuses forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

New York Stock Exchange

Our common stock is listed on the New York Stock Exchange under the symbol “REN.”

Stamp Taxes

If you purchase shares of common stock offered in this prospectus supplement and the accompanying prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement and the accompanying prospectus.

Conflicts of Interest

Affiliates of Barclays Capital Inc., BMO Capital Markets Corp., Citigroup Global Markets Inc., Wells Fargo Securities, LLC, and Capital One Southcoast Inc. are lenders under our revolving credit facility and, accordingly, will receive more than 5% of the net proceeds from this offering as a result of the repayment of the outstanding borrowings under our revolving credit facility. An affiliate of Barclays Capital Inc. is also a limited partner in G.F.W. Energy VII, L.P., which is the general partner of one of the selling stockholders, Natural Gas Partners VII, L.P., and such affiliate may receive a portion of the net proceeds to Natural Gas Partners VII, L.P. from this offering. Because Barclays Capital Inc., BMO Capital Markets Corp., Citigroup Global Markets Inc., Wells Fargo Securities, LLC, and Capital One Southcoast Inc. are underwriters on this offering and their respective affiliates are each expected to receive more than 5% of the net proceeds of this offering, Barclays Capital Inc., BMO Capital Markets Corp., Citigroup Global Markets Inc., Wells Fargo Securities, LLC, and Capital One Southcoast Inc. are deemed to have a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“Rule 5121”). Accordingly, this offering will be conducted in accordance with the applicable provisions of Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market,” as defined in Rule 5121, exists for our common stock. Pursuant to Rule 5121, Barclays Capital Inc., BMO Capital Markets Corp., Citigroup Global Markets Inc., Wells Fargo Securities, LLC, and Capital One Southcoast Inc. will not confirm any sales to any account over which they exercise discretionary authority without the specific written approval of the account holder. See “Use of Proceeds” for additional information.

Other Relationships

Certain of the underwriters and their related entities have engaged, and may in the future engage, in commercial and investment banking transactions with us in the ordinary course of their business. They have received, and expect to receive, customary compensation and expense reimbursement for these commercial and investment banking transactions. The affiliates of certain underwriters will receive a portion of the proceeds of this offering when we repay outstanding borrowings under our revolving credit facility. In addition, an affiliate of Barclays Capital Inc. is a limited partner in G.F.W. Energy VII, L.P., which is the general partner of one of the selling stockholders, Natural Gas Partners VII, L.P., and such affiliate may receive a portion of the net proceeds to Natural Gas Partners VII, L.P. from this offering.

Selling Restrictions

European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of securities described in this prospectus supplement may not be made to the public in that relevant member state other than:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive,

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

We and the selling stockholders have not authorized and do not authorize the making of any offer of securities through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the securities as contemplated in this prospectus supplement. Accordingly, no purchaser of the securities, other than the underwriters, is authorized to make any further offer of the securities on behalf of us, the selling stockholders or the underwriters.

United Kingdom

This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (“Qualified Investors”) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant persons should not act or rely on this document or any of its contents.

Australia

No prospectus supplement or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia (“Corporations Act”)) in relation to the shares has been or will be lodged with the Australian Securities &

Investments Commission (“ASIC”). This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a) you confirm and warrant that you are either:

(i) a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

(ii) a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii) a person associated with the Company under section 708(12) of the Corporations Act; or

(iv) a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and

(b) you warrant and agree that you will not offer any of the shares for resale in Australia within 12 months of those shares being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Hong Kong

The shares may not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made under that Ordinance or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32, Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of the issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the shares which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) or any rules made under that Ordinance.

India

This prospectus supplement has not been and will not be registered as a prospectus with the Registrar of Companies in India or with the Securities and Exchange Board of India. This prospectus supplement or any other material relating to these securities is for information purposes only and may not be circulated or distributed, directly or indirectly, to the public or any members of the public in India and in any event to not more than 50 persons in India. Further, persons into whose possession this prospectus supplement comes are required to inform themselves about and to observe any such restrictions. Each prospective investor is advised to consult its advisors about the particular consequences to it of an investment in these securities. Each prospective investor is also advised that any investment in these securities by it is subject to the regulations prescribed by the Reserve Bank of India and the Foreign Exchange Management Act and any regulations framed thereunder.

Japan

No securities registration statement (“SRS”) has been filed under Article 4, Paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (“FIEL”) in relation to the shares. The shares are being offered in a private placement to “qualified institutional investors” (tekikaku-kikan-toshika) under Article 10 of the Cabinet Office Ordinance concerning Definitions provided in Article 2 of the FIEL (the Ministry of Finance Ordinance No. 14, as amended) (“QIIs”), under Article 2, Paragraph 3, Item 2 i of the FIEL. Any QII acquiring the shares in this offer may not transfer or resell those shares except to other QIIs.

Korea

The shares may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Korea Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The shares have not been registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the shares may not be resold to Korean residents unless the purchaser of the shares complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the shares.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Future Act, Chapter 289 of Singapore (the “SFA”), (ii) to a “relevant person” as defined in Section 275(2) of the SFA, or any person pursuant to Section 275 (1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed and purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole whole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within six months after that corporation or that trust has acquired the shares under Section 275 of the SFA except:

(i) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA) and in accordance with the conditions, specified in Section 275 of the SFA;

(ii) (in the case of a corporation) where the transfer arises from an offer referred to in Section 275(1A) of the SFA, or (in the case of a trust) where the transfer arises from an offer that is made on terms that such rights or interests are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets;

(iii) where no consideration is or will be given for the transfer; or

(iv) where the transfer is by operation of law.

By accepting this prospectus supplement, the recipient hereof represents and warrants that he is entitled to receive it in accordance with the restrictions set forth above and agrees to be bound by limitations contained herein. Any failure to comply with these limitations may constitute a violation of law.

Switzerland

This document, as well as any other material relating to the shares which are the subject of the offering contemplated by this prospectus, do not constitute an issue prospectus pursuant to Article 652a and/or 1156 of the Swiss Code of Obligations. The shares will not be listed on the SIX Swiss Exchange and, therefore, the documents relating to the shares, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange. The shares are being offered in Switzerland by way of a private placement, i.e., to a small number of selected investors only, without any public offer and only to investors who do not purchase the shares with the intention to distribute them to the public. The investors will be individually approached by the issuer from time to time. This document, as well as any other material relating to the shares, is personal and confidential and do not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without express consent of the issuer. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

LEGAL MATTERS

The validity of the common stock offered by this prospectus supplement will be passed upon for us by Davis, Graham & Stubbs LLP, Denver, Colorado. Certain legal matters with respect to the common stock offered by the selling stockholders will be passed upon by Thompson & Knight LLP, Dallas, Texas. Certain legal matters regarding the common stock will be passed upon for the underwriters by Latham & Watkins LLP, Houston, Texas.

EXPERTS

The consolidated financial statements of Resolute Energy Corporation as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The Statements of Revenue and Direct Operating Expenses of the Celero Properties for each of the years in the two year period ended December 31, 2011, and the Statements of Revenue and Direct Operating Expenses of the RSP Properties for each of the years in the two year period ended December 31, 2012, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2012 and 2011 financial statements of the RSP Properties contains an emphasis paragraph that refers to a correction of a misstatement.

Netherland, Sewell & Associates, Inc., registered independent petroleum consultants, audited the estimates of reserves prepared by us as of December 31, 2012, and the present value of the estimated future net revenues from those estimated reserves included in this document and incorporated by reference herein. These estimates are included in reliance upon their reports given upon their authority as experts on the matters covered by the summary reserve report.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports and other information filed by us can be inspected and copied at the public reference facilities of the SEC at 100 F Street N.E., Washington, D.C. 20549. Requests for copies should be directed to the SEC’s Public Reference Room, 100 F Street N.E., Washington, D.C. 20549.

Please call the SEC at 1-800-SEC-0330 for more information regarding the public reference facilities. The SEC maintains a web site at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically.

We have filed with the SEC Registration Statements on Form S-3 (together with all exhibits, amendments and supplements, the “Registration Statement”) of which this prospectus supplement constitutes a part, under the Securities Act. This prospectus supplement does not contain all of the information set forth in the Registration Statements, certain parts of which are omitted in accordance with the rules of the SEC. For further information pertaining to us, reference is made to the Registration Statements. Statements contained in this prospectus supplement, the accompanying prospectuses and any document incorporated by reference concerning the provisions of documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC. Copies of the Registration Statements are on file at the offices of the SEC, and may be inspected without charge at those offices, the address of which is set forth above, and copies may be obtained from the SEC at prescribed rates. The Registration Statements have been filed electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval System and may be obtained through the SEC web site at www.sec.gov.

APPENDIX A

GLOSSARY OF OIL AND GAS TERMS

The following technical terms defined in this section are used throughout this prospectus supplement:

(a) “3D seismic or 3D data” means seismic data that is acquired and processed to yield a three-dimensional image of subsurface rock strata.

(b) “Bbl” means one stock tank barrel, or 42 U.S. gallons liquid volume, used in reference to oil or other liquid hydrocarbons.

(c) “Boe” means barrels of oil equivalent. Oil equivalents are determined using the ratio of six Mcf of gas (including gas liquids) to one Bbl of oil.

(d) “developed acreage” means the number of acres that are allocated or assignable to producing wells or wells capable of production.

(e) “frac” or “fracing” means mechanically inducing a crack or surface of breakage within rock in order to greatly enhance the permeability of rocks greatly by connecting pores together.

(f) “gas” means the lighter hydrocarbons and associated non-hydrocarbon substances occurring naturally in an underground reservoir, which under atmospheric conditions are essentially gases but which may contain liquids.

(g) “giant” oil field is defined as originally containing more than 500 million barrels of recoverable oil.

(h) “gross acres” or “gross wells” means the total acres or wells, as the case may be, in which we own a working interest.

(i) “horizontal drilling” means the process of drilling a well vertically to a specified depth, then mechanically deviating the well bore such that the remainder of the well bore is drilled more or less parallel to the surface of the earth.

(j) “leases” means full or partial interests in oil or gas properties authorizing the owner of the lease to drill for, produce and sell oil and gas in exchange for any or all of rental, bonus and royalty payments. Leases are generally acquired from private landowners (fee leases) and from federal and state governments on acreage held by them.

(k) “MBbl” and “MMBbl” are abbreviations for “1,000 barrels” and “1,000,000 barrels,” respectively, which are standard units of measurement of volume for oil.

(l) “MBoe” and “MMBoe” are abbreviations for “1,000 barrels of oil equivalent” and “1,000,000 barrels of oil equivalent,” respectively, which are standard units of measurement of volume for NGL and oil, combined.

(m) “MMBtu” is an abbreviation for “1,000,000 British thermal units,” which is a standard unit of measurement of volume for gas.

(n) “Mcf” is an abbreviation for “1,000 cubic feet,” which is a standard unit of measurement of volume for gas.

(o) “Mcfe” and “MMcfe” are abbreviations for “1,000 cubic feet equivalent” and “1,000,000 cubic feet equivalent,” respectively, which are standard units of measurement of volume for gas and NGL, combined where one Bbl of oil or NGL is equivalent to six Mcf of gas.

(p) “NGL” is an abbreviation for natural gas liquids.

(q) “net acres” or “net wells” is the sum of the fractional working interests owned in gross acres or wells, as the case may be, expressed as whole numbers and fractions thereof.

(r) “NYMEX” means New York Mercantile Exchange.

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(s) “operator” means the individual or company responsible to the working interest owners for the exploration, development and production of an oil or gas well or lease.

(t) “prospect” means a geological area which is believed to have the potential for oil and gas production.

(u) “PV-10” means the present value of estimated future gross revenue to be generated from the production of estimated net proved reserves, net of estimated production and future development costs, using prices and costs in effect as of the date indicated (unless such prices or costs are subject to change pursuant to contractual provisions), without giving effect to non-property related expenses such as general and administrative expenses, debt service and future income tax expenses or to depreciation, depletion and amortization, discounted using an annual discount rate of 10 percent all as calculated under rules promulgated by the SEC. While this measure does not include the effect of income taxes as it would in the use of the standardized measure calculation, it does provide an indicative representation of the relative value of us on a comparative basis to other companies and from period to period.

(v) “productive well” means a well that is producing or that is capable of producing oil or gas.

(w) “proved developed non-producing reserves” means reserves that consist of (i) proved reserves from wells which have been completed and tested but are not producing due to lack of market or minor completion requirements that are expected to be corrected and (ii) proved reserves currently behind the pipe in existing wells and that are expected to be productive in light of the well log and other characteristics and analogous production in the immediate vicinity of the wells.

(x) “proved developed producing reserves” means proved reserves that can be expected to be recovered from currently producing zones under the continuation of present operating methods, prices and costs.

(y) “proved developed reserves” means reserves that can be expected to be recovered through existing wells with existing equipment and operating methods, consisting of proved developed reserves and proved developed non-producing reserves.

(z) “proved reserves” means the estimated quantities of oil, gas and gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, consisting of proved developed reserves and proved undeveloped reserves.

(aa) “proved undeveloped reserves” means reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

(bb) “recompletion” means the completion for production from an existing wellbore in a formation other than that in which the well has previously been completed or from a zone that was previously completed but not currently producing.

(cc) “royalty” means the share paid to the owner of mineral rights, expressed as a percentage of gross income from oil, gas and NGL produced and sold unencumbered by expenses relating to the drilling, completing and operating of the affected well.

(dd) “undeveloped leasehold acreage” means the leased acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and natural gas, regardless of whether such acreage contains estimated net proved reserves.

(ee) “working interest” means an interest in an oil and gas lease entitling the holder to conduct drilling and production operations at its expense on the leased property and to receive the net revenues attributable to such interest, after deducting the landowner’s royalty, any overriding royalties, production costs, taxes and other costs.

(ff) “WTI” means West Texas Intermediate oil.

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PROSPECTUS

$500,000,000

Senior Debt Securities

Subordinated Debt Securities

Common Stock

Preferred Stock

Guarantees of Debt Securities

Warrants

Rights

Units

Depositary Shares

Resolute Energy Corporation (“Resolute,” “we,” “us,” or “our”) may offer and sell from time to time up to $500 million of our senior and subordinated debt securities, common stock, $0.0001 par value per share, preferred stock, $0.0001 par value per share, warrants to purchase any of the other securities that may be sold under this prospectus, senior or subordinated unsecured guarantees of debt securities, rights to purchase common stock, preferred stock and/or senior or subordinated debt securities, depositary shares and units consisting of two or more of these classes or series of securities, securities that may be convertible or exchangeable to other securities covered hereby, in one or more transactions.

We will provide specific terms of any offering in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any supplement carefully before you invest.

We may sell securities directly to you, through agents we select, or through underwriters or dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The net proceeds we expect to receive from these sales will be described in the prospectus supplement.

Our common stock is traded on the New York Stock Exchange under the symbol “REN.” On November 27, 2012, the last reported sales price of our common stock on the New York Stock Exchange was $8.59 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the New York Stock Exchange or any securities exchange of the securities covered by the prospectus supplement.

The securities offered in this prospectus involve a high degree of risk. You should carefully consider the matters set forth in “Risk Factors” on page 6 of this prospectus or incorporated by reference herein in determining whether to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 28, 2012.

As used in this prospectus, the terms “Resolute,” “we,” “our,” “ours” and “us” may, depending on the context, refer to Resolute Energy Corporation or to one or more of Resolute Energy Corporation’s consolidated subsidiaries or to Resolute Energy Corporation and its consolidated subsidiaries, taken as a whole. When we refer to “shares” throughout this prospectus, we include all rights attaching to our shares of common stock under any shareholder rights plan then in effect.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC” or the “Commission”, using a “shelf” registration process. Under the shelf registration, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time that we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information incorporated by reference in this prospectus before making an investment in our securities. See “Where You Can Find More Information” for more information. We may use this prospectus to sell securities only if it is accompanied by a prospectus supplement.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of such document.

WHERE YOU CAN FIND MORE INFORMATION

We file and furnish annual, quarterly and current reports and other information, including proxy statements, with the SEC. You may read and copy any document we file or furnish with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are available to the public on the SEC’s website at www.sec.gov. Our SEC filings are also available through the “Investor Info” section of our website at www.resoluteenergy.com.

NON-GAAP FINANCIAL MEASURES

In this prospectus, we use the term “PV-10”, which is considered a non-GAAP financial measure under SEC regulations. Please see our explanation of PV-10 and a reconciliation of PV-10 to standardized measure in our Form 10-K for the year ended December 31, 2011 under “Items 1 and 2. Business and Properties—Estimated Net Proved Reserves.”

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, and information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus and any accompanying prospectus supplement the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012;

•	Current Reports on Form 8-K filed on March 6, 2012, March 12, 2012, April 12, 2012, April 16, 2012, April 26, 2012, May 7, 2012, May 31, 2012, June 28, 2012, July 3, 2012, August 6, 2012 and

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November 5, 2012 to the extent “filed” and not “furnished” pursuant to Section 13(a) of the Exchange Act; and

•	The description of our common stock set forth in our registration statement on Form 8-A filed on September 21, 2009, and any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement of which this prospectus is a part (including prior to the effectiveness of the registration statement) and prior to the termination of the offering. Any statement in a document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such statement.

Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 or corresponding information furnished under Item 9.01 or included as an exhibit of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

We will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus. Requests should be directed to:

Resolute Energy Corporation

Attention: Corporate Secretary

1675 Broadway, Suite 1950

Denver, Colorado 80202

Except as provided above, no other information, including information on our internet site, is incorporated by reference in this prospectus.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. The use of any statements containing the words “anticipate,” “intend,” “believe,” “estimate,” “project,” “expect,” “plan,” “should” or similar expressions are intended to identify such statements. Forward-looking statements included in this report relate to, among other things, expected future production, expenses and cash flows in 2012 and beyond, the nature, timing and results of capital expenditure projects, amounts of future capital expenditures, the results of exploration and development activities, our plans with respect to future acquisitions, our future debt levels and liquidity and future derivative activities. Although we believe that the expectations reflected in such forward-looking statements are reasonable, those expectations may prove to be incorrect. Disclosure of important factors that could cause actual results to differ materially from our expectations, or cautionary statements, are included under the heading “Risk Factors.” All forward-looking statements speak only as of the date made. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Except as required by law, we undertake no obligation to update any forward-looking statement. Factors that could cause actual results to differ materially from our expectations include, among others, those factors referenced in the “Risk Factors” section of this report, in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 and our Annual Report on Form 10-K for the year ended December 31, 2011, and such things as:

•

volatility of oil and gas prices, including reductions in prices that would adversely affect our revenue, income, cash flow from operations, liquidity and reserves, discovery, estimation and development of, and our ability to replace oil and gas reserves;

•	our future cash flow, liquidity and financial position;

•	the success of our business and financial strategy, derivative strategies and plans;

•	the amount, nature and timing of our capital expenditures, including future development costs;

•

our relationship with the Navajo Nation, the local community in the area where we operate, and Navajo Nation Oil and Gas Company, as well as the timing of when certain purchase rights held by Navajo Nation Oil and Gas Company become exercisable;

•	the effectiveness and results of our CO2 flood program;

•	the impact of U.S. and global economic recession;

•	anticipated CO2 supply, which is currently sourced exclusively from Kinder Morgan CO2 Company, L.P.;

•	the success of the development plan and production from our oil and gas properties, particularly our Aneth Field Properties;

•	the timing and amount of future production of oil and gas;

•	the completion, timing and success of exploratory drilling;

•	availability of, or delays related to, drilling, completion and production, personnel, supplies and equipment;

•	the effect of third party activities on our oil and gas operations, including our dependence on gas gathering and processing systems;

•	inaccuracy in reserve estimates and expected production rates;

•	our operating costs and other expenses;

•	our success in marketing oil and gas;

•	competition in the oil and gas industry;

•	the concentration of our producing properties in a limited number of geographic areas;

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•	operational problems, or uninsured or underinsured losses affecting our operations or financial results;

•

the impact and costs related to compliance with, or changes in, laws or regulations governing our oil and gas operations, including the potential for increased regulation of underground injection operations;

•	the availability of water and our ability to adequately treat and dispose of water after drilling and completing wells;

•	potential changes to regulations affecting derivatives instruments;

•	the success of our hedging program;

•	the impact of weather and the occurrence of disasters, such as fires, explosions, floods and other events and natural disasters;

•	environmental liabilities under existing or future laws and regulations;

•	developments in oil and gas producing countries;

•	loss of senior management or key technical personnel;

•	timing of issuance of permits and rights of way;

•	timing of installation of gathering infrastructure in areas of new exploration and development;

•	potential breakdown of equipment and machinery relating to the Aneth compression facility;

•	acquisitions and other business opportunities (or the lack thereof) that may be presented to and pursued by us;

•	risks related to our level of indebtedness;

•	a lack of available capital and financing on acceptable terms, including as a result of a reduction in the borrowing base under our credit facility;

•	constraints imposed on our business and operations by our credit agreement and our 8.50% senior notes due 2020 and our ability to generate sufficient cash flow to repay our debt obligations;

•	risk factors discussed or referenced in this report; and

•	other factors, many of which are beyond our control.

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OUR BUSINESS

Overview

We are a publicly traded, independent oil and gas company engaged in the exploitation, development, exploration and acquisition of oil and gas properties. Our asset base is comprised of four complementary operational regions and includes properties in Aneth Field located in the Paradox Basin in southeast Utah (the “Aneth Field Properties”), the Big Horn and Powder River Basins in Wyoming (the “Wyoming Properties”), the Permian Basin in Texas (the “Permian Properties”) and the Williston Basin in North Dakota (the “Bakken Properties”). Our primary operational focus is on increasing reserves and production from these properties while improving efficiency and optimizing operating costs. We plan to expand our reserve base through an organic growth strategy focused on the expansion of tertiary oil recovery in Aneth Field, the exploitation and development of oil-prone acreage, particularly in our Permian and Bakken Properties, and through carefully targeted exploration activities in our Wyoming Properties. We also expect to engage in opportunistic acquisitions, particularly in our core geographic areas, that would allow us to take advantage of our operational expertise.

Oil sales accounted for approximately 90% of our revenue in 2011. As of December 31, 2011, our estimated net proved reserves were approximately 64.8 million equivalent barrels of oil, of which approximately 82% were oil and approximately 91% were oil and natural gas liquids (“NGL”). In addition, approximately 57% and 44% of our proved reserves were proved developed reserves and proved developed producing reserves, respectively. Based on our 2011 year-end reserve report and our average net daily production for the quarter ended December 31, 2011, our total proved reserve to production ratio was 22 years. At December 31, 2011, the PV-10 of our net proved reserves was $1,143 million based on SEC methodology.

Our principal executive offices are located at 1675 Broadway, Suite 1950, Denver, Colorado 80202 and our telephone number is 303-534-4600.

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RISK FACTORS

An investment in the securities offered in this prospectus involves a high degree of risk. For a discussion of the factors you should carefully consider before deciding to purchase these securities, please consider the risk factors described in the documents we incorporate by reference, including those in our Annual Report on Form 10-K for the year ended December 31, 2011 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, as well as those that may be included in the applicable prospectus supplement and other information incorporated by reference in the applicable prospectus supplement. Also, please read “Cautionary Statement Regarding Forward-Looking Statements.”

RATIO OF EARNINGS TO FIXED CHARGES (a)

The table below reflects the ratio of earnings to fixed charges for Resolute and Predecessor Resolute (defined below) for the periods presented.

We have computed the ratio of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, “earnings” consist of the sum of income from continuing operations before income taxes and fixed charges (exclusive of interest capitalized). “Fixed charges” consist of interest expensed and capitalized and an estimate of the interest within rental expense.

Resolute

						February 26, 2007
Nine Months Ended September 30, 2012	Year Ended December 31,					(inception) to December 31, 2007
	2011	2010	2009		2008
2.9	7.4	2.1	(b	)	152.0	412.8

Predecessor Resolute

The 267 Day Period Ended September 24, 2009	Year Ended December 31,
	2008	2007
(c)	(c)	(c)

a)	We have computed the ratio of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, “earnings” consist of the sum of income from continuing operations before income taxes and fixed charges (exclusive of interest capitalized). “Fixed charges” consist of interest expensed and capitalized and an estimate of the interest within rental expense.
b)	Ratio was less than 1.0; the coverage deficiency was $65.1 million.
c)	Ratio was less than 1.0; the coverage deficiency was $46.6 million for the 267 day period ended September 24, 2009, and $108.7 million and $102.7 million for the fiscal years ended December 31, 2008 and 2007 respectively.

On September 25, 2009, Hicks Acquisition Company I, Inc., referred to herein as “HACI”, consummated a business combination under the terms of a Purchase and IPO Reorganization Agreement with us and Resolute Holdings Sub, LLC, whereby, through a series of transactions, HACI’s stockholders collectively acquired a majority of our outstanding shares of common stock. Immediately prior to the consummation of such merger transaction, we owned, directly or indirectly, 100% of the equity interests of Resolute Natural Resources Company, LLC, WYNR, LLC, BWNR, LLC, RNRC Holdings, Inc., and Resolute Wyoming, Inc. (formerly known as Primary Natural Resources, Inc.), and owned a 99.996% equity interest in Resolute Aneth, LLC. We collectively refer to Resolute and each of the subsidiaries set forth above as “Predecessor Resolute.” The entities

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composing Predecessor Resolute prior to the merger transaction with HACI were wholly owned by Resolute Holdings Sub, LLC (except for Resolute Aneth, LLC, which was owned 99.996% by Resolute Holdings Sub, LLC), which in turn is a wholly owned subsidiary of Resolute Holdings, LLC. Effective December 31, 2010, Resolute Aneth, LLC became our wholly-owned subsidiary.

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USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds for general corporate purposes, including without limitation, the repayment or refinancing of outstanding debt, working capital and/or capital expenditures.

PLAN OF DISTRIBUTION

We may offer the securities directly to one or more purchasers, through agents, or through underwriters or dealers designated from time to time. We may distribute the securities from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. We may offer securities in the same offering, or we may offer securities in separate offerings. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•	the offeror(s) of the securities;

•	the terms of the securities to which the prospectus supplement relates;

•	the name or names of any underwriters;

•	the purchase price of the securities and the proceeds to be received from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase securities will be subject to the conditions precedent agreed to by the parties and the underwriters will be obligated to purchase all the securities of a class or series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on an existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.

Securities may be sold directly by our company or through agents designated by our company from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by our company to any agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by eligible institutions to purchase securities from our company at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of these contracts will be set forth in the applicable prospectus supplement.

Agents and underwriters may be entitled to indemnification by our company against some civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or

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underwriters may be required to make relating to these liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for, our company in the ordinary course of business.

Each class or series of securities other than the common shares will be a new issue of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. There may be limited liquidity in the trading market for any such securities.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. Because the terms of a specific series of debt securities may vary from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that varies from any information below.

We may issue senior notes under a senior indenture to be entered into among, us, and a trustee to be named in the senior indenture and, if guaranteed, the subsidiary guarantors named therein. We may issue subordinated notes under a subordinated indenture to be entered into among us, and a trustee to be named in the subordinated indenture and, if guaranteed, the subsidiary guarantors named therein. We have filed forms of these documents as exhibits to the registration statement which includes this prospectus. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939 (the “Trust Indenture Act”). We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable. We urge you to read the indenture applicable to your investment because the indenture, and not this section, defines your rights as a holder of debt securities.

The debt securities may be guaranteed by certain of our U.S. subsidiaries.

The following summaries of material provisions of senior notes, subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical in all material respects.

General

The senior debt securities will have the same ranking as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated and junior to all senior indebtedness.

The debt securities may be issued in one or more separate series of senior debt securities and/or subordinated debt securities. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

•	the title of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates, or the method of determining the dates, on which the debt securities will mature;

•	the interest rate or rates of the debt securities, or the method of determining those rates, the interest payment dates and, for registered debt securities, the regular record dates;

•	if a debt security is issued with original issue discount, the yield to maturity;

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•	the places where payments may be made on the debt securities;

•	any mandatory or optional redemption provisions applicable to the debt securities;

•	any sinking fund or analogous provisions applicable to the debt securities;

•

whether and on what terms we will pay additional amounts to holders of the debt securities that are not U.S. persons in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

•	whether the notes will be guaranteed by certain, or all of, our subsidiaries;

•	whether the notes and/or any guarantees will be senior or subordinated;

•	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

•	the portion of the principal amount of the debt security payable upon the acceleration of maturity if other than the entire principal amount of the debt securities;

•	any deletions of, or changes or additions to, the events of default or covenants applicable to the debt securities;

•

if other than U.S. dollars, the currency or currencies in which payments of principal, premium and/or interest on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;

•	the method of determining the amount of any payments on the debt securities which are linked to an index;

•	whether the debt securities will be issued in fully registered form without coupons;

•	or any combination of these, and whether they will be issued in the form of one or more global securities in temporary or definitive form;

•

whether the debt securities will be convertible or exchangeable into or for common stock, preferred stock or other debt securities and the conversion price or exchange ratio, the conversion or exchange period and any other conversion or exchange provisions;

•	any terms relating to the delivery of the debt securities if they are to be issued upon the exercise of warrants; and

•	any other specific terms of the debt securities.

Unless otherwise specified in the applicable prospectus supplement, (1) the debt securities will be registered debt securities and (2) debt securities denominated in U.S. dollars will be issued, in the case of registered debt securities, in denominations of $1,000 or an integral multiple of $1,000. Debt securities may bear legends required by United States federal tax law and regulations.

If any of the debt securities are sold for any foreign currency or currency unit or if any payments on the debt securities are payable in any foreign currency or currency unit, the prospectus supplement will contain any restrictions, elections, tax consequences, specific terms and other information with respect to the debt securities and the foreign currency or currency unit.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest during all or a part of the time that these debt securities are outstanding or bear interest at below-market rates and will be sold at a discount below their stated principal amount at maturity. The prospectus supplement will also contain special tax, accounting or other information relating to original issue

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discount securities or relating to other kinds of debt securities that may be offered, including debt securities linked to an index or payable in currencies other than U.S. dollars.

Exchange, Registration and Transfer

Debt securities may be transferred or exchanged at the corporate trust office of the security registrar or at any other office or agency maintained by our company for these purposes, without the payment of any service charge, except for any tax or governmental charges. The senior trustee initially will be the designated security registrar in the United States for the senior debt securities. The subordinated trustee initially will be the designated security registrar in the United States for the subordinated debt securities.

In the event of any redemption in part of any class or series of debt securities, we will not be required to:

•

issue, register the transfer of, or exchange, debt securities of any series between the opening of business 15 days before any selection of debt securities of that series to be redeemed and the close of business on the day of mailing of the relevant notice of redemption; or

•	register the transfer of, or exchange, any registered debt security selected for redemption, in whole or in part, except the unredeemed portion of any registered debt security being redeemed in part.

Payment and Paying Agent

We will pay principal, interest and any premium on fully registered securities in the designated currency or currency unit at the office of a designated paying agent.

Global Securities

A global security represents one or any other number of individual debt securities. Generally all debt securities represented by the same global securities will have the same terms. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities that are issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. As a result of these arrangements, the depositary, or its nominee, will be the sole registered holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account either with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be registered holder of the debt security, but an indirect holder of a beneficial interest in the global security.

Definitive Global Securities

U.S. Book-Entry Securities. Debt securities of a series represented by a definitive global registered debt security and deposited with or on behalf of a depositary in the United States will be represented by a definitive global debt security registered in the name of the depositary or its nominee. Upon the issuance of a global debt security and the deposit of the global debt security with the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts represented by that global debt security to the accounts of participating institutions that have accounts with the depositary or its nominee. The accounts to

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be credited shall be designated by the underwriters or agents for the sale of U.S. book-entry debt securities or by us, if these debt securities are offered and sold directly by us.

Ownership of U.S. book-entry debt securities will be limited to participants or persons that may hold interests through participants. In addition, ownership of U.S. book-entry debt securities will be evidenced only by, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee for the definitive global debt security or by participants or persons that hold through participants.

So long as the depositary or its nominee is the registered owner of a global debt security, that depositary or nominee, as the case may be, will be considered the sole owner or holder of the U.S. book-entry debt securities represented by that global debt security for all purposes under the indenture. Payment of principal of, and premium and interest, if any, on, U.S. book-entry debt securities will be made to the depositary or its nominee as the registered owner or the holder of the global debt security representing the U.S. book-entry debt securities. Owners of U.S. book-entry debt securities:

•	will not be entitled to have the debt securities registered in their names;

•	will not be entitled to receive physical delivery of the debt securities in definitive form; and

•	will not be considered the owners or holders of the debt securities under the indenture.

The laws of some jurisdictions require that purchasers of securities take physical delivery of securities in definitive form. These laws impair the ability to purchase or transfer U.S. book-entry debt securities.

We expect that the depositary for U.S. book-entry debt securities of a series, upon receipt of any payment of principal of, or premium or interest, if any, on, the related definitive global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global debt security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, and will be the responsibility of those participants.

Consolidation, Merger, Sale or Conveyance

We may, without the consent of the holders of the debt securities, merge into or consolidate with any other person, or convey or transfer all or substantially all of our company’s properties and assets to another person provided that the successor assumes on the same terms and conditions all the obligations under the debt securities and the indentures.

The remaining or acquiring person will be substituted for our company in the indentures with the same effect as if it had been an original party to the indenture. A prospectus supplement will describe any other limitations on the ability of our company to merge into, consolidate with, or convey or transfer all or substantially all of our properties and assets to, another person.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities of any class or series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash and/or U.S. government obligations to pay all the principal, interest and any premium due to the stated maturity or redemption date of the debt securities and comply with the other conditions set forth in the applicable indenture. The principal conditions that we must satisfy to discharge our obligations on any debt securities are (1) pay all other sums payable with respect to the applicable series of debt securities and (2) deliver to the trustee an officers’ certificate and an opinion of counsel that state that the required conditions have been satisfied.

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Each indenture contains a provision that permits our company to elect to be discharged from all of our obligations with respect to any class or series of debt securities then outstanding. However, even if we affect a legal defeasance, some of our obligations will continue, including obligations to:

•	maintain and apply money in the defeasance trust,

•	register the transfer or exchange of the debt securities,

•	replace mutilated, destroyed, lost or stolen debt securities, and

•	maintain a registrar and paying agent in respect of the debt securities.

The indentures specify the types of U.S. government obligations that we may deposit.

Events of Default, Notice and Waiver

Each indenture defines an event of default with respect to any class or series of debt securities as one or more of the following events:

•	failure to pay interest on any debt security of the class or series for 90 days when due;

•	failure to pay the principal or any premium on any debt securities of the class or series when due;

•	failure to make any sinking fund payment when due;

•	failure to perform any other covenant in the debt securities of the series or in the applicable indenture with respect to debt securities of the series for 90 days after being given notice; and

•	occurrence of an event of bankruptcy, insolvency or reorganization set forth in the indenture.

An event of default for a particular class or series of debt securities does not necessarily constitute an event of default for any other class or series of debt securities issued under an indenture.

If any event of default as to a series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of that series may declare all the debt securities to be due and payable immediately.

The holders of a majority in aggregate principal amount of the debt securities then outstanding by notice to the trustee may on behalf of the holders of all of the debt securities of that series waive any existing default or event of default and its consequences under the applicable indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of that series.

Each indenture requires the trustee to, within 90 days after the occurrence of a default known to it with respect to any outstanding series of debt securities, give the holders of that class or series notice of the default if uncured or not waived. However, the trustee may withhold this notice if it determines in good faith that the withholding of this notice is in the interest of those holders, except that the trustee may not withhold this notice in the case of a payment default. The term “default” for the purpose of this provision means any event that is, or after notice or lapse of time or both would become, an event of default with respect to debt securities of that series.

Other than the duty to act with the required standard of care during an event of default, a trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities, unless the holders have offered to the trustee reasonable security and indemnity. Each indenture provides that the holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee if the direction would not conflict with any

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rule of law or with the indenture. However, the trustee may take any other action that it deems proper which is not inconsistent with any direction and may decline to follow any direction if it in good faith determines that the directed action would involve it in personal liability.

Each indenture includes a covenant that we will file annually with the trustee a certificate of no default, or specifying any default that exists.

Modification of the Indentures

We and the applicable trustee may modify an indenture without the consent of the holders for limited purposes, including adding to our covenants or events of default, establishing forms or terms of debt securities, curing ambiguities and other purposes which do not adversely affect the holders in any material respect.

We and the applicable trustee may make modifications and amendments to an indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all affected series. However, without the consent of each affected holder, no modification may:

•	change the stated maturity of any debt security;

•	reduce the principal, premium, if any, or rate of interest on any debt security; or

•	reduce the percentage of holders of outstanding debt securities of any series required to consent to any modification, amendment or waiver under the indenture.

Notices

Notice to holders of registered debt securities will be given by mail to the addresses of those holders as they appear in the security register.

Replacement of Securities Coupons

Debt securities or coupons that have been mutilated will be replaced by our company at the expense of the holder upon surrender of the mutilated debt security or coupon to the security registrar. Debt securities or coupons that become destroyed, stolen, or lost will be replaced by our company at the expense of the holder upon delivery to the security registrar of evidence of its destruction, loss, or theft satisfactory to our company and the security registrar. In the case of a destroyed, lost, or stolen debt security or coupon, the holder of the debt security or coupon may be required to provide reasonable security or indemnity to the trustee and our company before a replacement debt security will be issued.

Governing Law

The indentures, the debt securities and the coupons will be governed by, and construed under, the laws of the State of New York.

Concerning the Trustees

We may from time to time maintain lines of credit, and have other customary banking relationships, with any of the trustees.

Senior Debt Securities

The senior debt securities will rank equally with all of our company’s other unsecured and non-subordinated debt.

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Certain Covenants in the Senior Indenture

The prospectus supplement relating to a series of senior debt securities will describe any material covenants in respect of that series of senior debt securities.

Subordinated Debt Securities

The subordinated debt securities will be unsecured. The subordinated debt securities will be subordinate in right of payment to all senior indebtedness. In addition, claims of creditors generally will have priority with respect to the assets and earnings of our subsidiaries over the claims of our creditors, including holders of the subordinated debt securities, even though those obligations may not constitute senior indebtedness. The subordinated debt securities, therefore, will be effectively subordinated to creditors, including trade creditors with regard to the assets of our subsidiaries. Creditors of our subsidiaries include trade creditors, secured creditors and creditors holding guarantees issued by our subsidiaries.

Unless otherwise specified in a prospectus supplement, senior indebtedness shall mean the principal of, premium, if any, and interest on, all indebtedness for money borrowed by our company and any deferrals, renewals, or extensions of any senior indebtedness. Indebtedness for money borrowed by our company includes all indebtedness of another person for money borrowed that we guarantee, other than the subordinated debt securities, whether outstanding on the date of execution of the subordinated indenture or created, assumed or incurred after the date of the subordinated indenture. However, senior indebtedness will not include any indebtedness that expressly states to have the same rank as the subordinated debt securities or to rank junior to the subordinated debt securities. Senior indebtedness will also not include:

•	any of our obligations to our subsidiaries; and

•	any liability for federal, state, local or other taxes owed or owing by our company.

The senior debt securities constitute senior indebtedness under the subordinated indenture. A prospectus supplement will describe the relative ranking among different series of subordinated debt securities.

Unless otherwise specified in a prospectus supplement, we may not make any payment on the subordinated debt securities and may not purchase, redeem, or retire any subordinated debt securities if any senior indebtedness is not paid when due or the maturity of any senior indebtedness is accelerated as a result of a default, unless the default has been cured or waived and the acceleration has been rescinded or the senior indebtedness has been paid in full. We may, however, pay the subordinated debt securities without regard to these limitations if the subordinated trustee and our company receive written notice approving the payment from the representatives of the holders of senior indebtedness with respect to which either of the events set forth above has occurred and is continuing. Unless otherwise specified in a prospectus supplement, during the continuance of any default with respect to any designated senior indebtedness under which its maturity may be accelerated immediately without further notice or the expiration of any applicable grace periods, we may not pay the subordinated debt securities for 90 days after the receipt by the subordinated trustee of written notice of a default from the representatives of the holders of designated senior indebtedness. If the holders of designated senior indebtedness or the representatives of those holders have not accelerated the maturity of the designated senior indebtedness at the end of the 90 day period, we may resume payments on the subordinated debt securities. Only one notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to designated senior indebtedness during that period.

In the event that we pay or distribute our company’s assets to creditors upon a total or partial liquidation, dissolution or reorganization of our company or our company’s property, the holders of senior indebtedness will be entitled to receive payment in full of the senior indebtedness before the holders of subordinated debt securities are entitled to receive any payment. Until the senior indebtedness is paid in full, any payment or distribution to which holders of subordinated debt securities would be entitled but for the subordination provisions of the

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subordinated indenture will be made to holders of the senior indebtedness as their interests may appear. However, holders of subordinated debt securities will be permitted to receive distributions of shares and debt securities subordinated to the senior indebtedness. If a distribution is made to holders of subordinated debt securities that, due to the subordination provisions, should not have been made to them, the holders of subordinated debt securities are required to hold it in trust for the holders of senior indebtedness, and pay it over to them as their interests may appear.

If payment of the subordinated debt securities is accelerated because of an event of default, either we or the subordinated trustee will promptly notify the holders of senior indebtedness or the representatives of the holders of the acceleration. We may not pay the subordinated debt securities until five business days after the holders or the representatives of the senior indebtedness receive notice of the acceleration. Afterwards, we may pay the subordinated debt securities only if the subordination provisions of the subordinated indenture otherwise permit payment at that time.

As a result of the subordination provisions contained in the subordinated indenture, in the event of insolvency, our creditors who are holders of senior indebtedness may recover more, ratably, than the holders of subordinated debt securities. In addition, our creditors who are not holders of senior indebtedness may recover less, ratably, than holders of senior indebtedness and may recover more, ratably, than the holders of subordinated indebtedness.

The prospectus supplement relating to a series of subordinated debt securities will describe any material covenants in respect of any series of subordinated debt securities.

Conversion or Exchange

We may issue debt securities that we may convert or exchange into common stock or other securities, property or assets. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option, or at our option. The applicable prospectus supplement will describe the manner in which the shares of common stock or other securities, property or assets you would receive would be issued or delivered.

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES

Our subsidiaries may issue full and unconditional guarantees of debt securities that we offer in any prospectus supplement. Each guarantee will be issued under a supplement to an indenture. The prospectus supplement relating to a particular issue of guarantees will describe the terms of those guarantees, including the following:

•	the series of debt securities to which the guarantees apply;

•	whether the guarantees are secured or unsecured;

•	whether the guarantees are senior or subordinate to other guarantees or debt;

•	the terms under which the guarantees may be amended, modified, waived, released or otherwise terminated, if different from the provisions applicable to the guaranteed debt securities; and

•	the additional terms of the guarantees.

DESCRIPTION OF COMMON STOCK

We are authorized to issue 225,000,000 shares of common stock, par value $0.0001 per share. As of November 27, 2012, we had 61,953,700 shares of common stock issued and outstanding.

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Dividend Rights

Holders of our common stock may receive dividends when, as and if declared by our board of directors out of the assets legally available for that purpose and subject to the preferential dividend rights of any other classes or series of stock of our company.

Voting Rights

Holders of our common stock are entitled to one vote per share in all matters as to which holders of common stock are entitled to vote. Holders of not less than a majority of all of the shares of the stock entitled to vote at any meeting of stockholders constitute a quorum unless otherwise required by law.

Election of Directors

Our board of directors is elected to staggered terms, with each class of directors standing for election every three years. Directors are elected by a plurality of the votes cast by the holders of our common stock in a meeting at which a quorum is present. “Plurality” means that the individuals who receive the largest number of votes cast are elected as directors, up to the maximum number of directors to be chosen at the meeting.

Liquidation

In the event of any liquidation, dissolution or winding up of Resolute, holders of our common stock have the right to receive ratably and equally all of the assets remaining after payment of liabilities and liquidation preferences of any preferred stock then outstanding.

Redemption

Resolute’s common stock is not redeemable or convertible.

Other Provisions

All outstanding common stock is, and the common stock offered by this prospectus or obtainable upon exercise or conversion of other securities offered hereby, if issued in the manner described in this prospectus and the applicable prospectus supplement, will be, fully paid and non-assessable.

You should read the prospectus supplement relating to any offering of common stock, or of securities convertible, exchangeable or exercisable for common stock, for the terms of the offering, including the number of shares of common stock offered, any initial offering price and market prices relating to the common stock.

This section is a summary and may not describe every aspect of our common stock that may be important to you. We urge you to read applicable Delaware law, our certificate of incorporation and our bylaws, because they, and not this description, define your rights as a holder of our common stock. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue up to 1,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, there are no shares of preferred stock outstanding. Shares of preferred stock are issuable in such series as determined by the board of directors, who have the authority to determine the relative rights and preferences of each such series without further action by stockholders.

The issuance of preferred stock could adversely affect the voting power of holders of our common stock, and the likelihood that preferred holders will receive dividend and liquidation preferences may have the effect of

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delaying, deferring or preventing a change in control of Resolute, which could depress the market price of our common stock. Unless otherwise indicated in the prospectus supplement, all shares of preferred stock to be issued from time to time under this prospectus will be fully paid and nonassessable.

The prospectus supplement relating to the preferred stock offered will contain a description of the specific terms of that series as fixed by our board of directors, including, as applicable:

•	the number of shares of preferred stock offered and the offering price of the preferred stock;

•	the title and stated value of the preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation of such rates, periods or dates applicable to the preferred stock;

•	the date from which dividends on the preferred stock will accumulate, if applicable;

•	the liquidation rights of the preferred stock;

•	the procedures for auction and remarketing, if any, of the preferred stock;

•	the sinking fund provisions, if applicable, for the preferred stock;

•	the redemption provisions, if applicable, for the preferred stock;

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whether the preferred stock will be convertible into or exchangeable for other securities and, if so, the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period (or the method of determining the same);

•	whether the preferred stock will have voting rights and the terms of such voting rights, if any;

•	whether the preferred stock will be listed on any securities exchange;

•	whether the preferred stock will be issued with any other securities and, if so, the amount and terms of these securities; and

•	any other specific terms, preferences or rights of, or limitations or restrictions on, the preferred stock.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, common stock, preferred stock or other securities. Warrants may be issued independently or together with debt securities, common stock, preferred stock or other securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Series of warrants may be issued under a separate warrant agreement entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent would act solely as our agent in connection with the warrants and would not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

You should refer to the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of warrants for the complete terms of the warrant agreement.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends, or the right to vote such underlying securities.

DESCRIPTION OF RIGHTS

We may issue rights to purchase debt securities, preferred stock, common stock or depositary shares. These rights may be issued independently or together with any other security offered hereby and may or may not be

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transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

•	the date of determining the stockholders entitled to the rights distribution;

•	the number of rights issued or to be issued to each stockholder;

•	the exercise price payable for each share of debt securities, preferred stock, common stock or other securities issued upon the exercise of the rights;

•	the number and terms of the shares of debt securities, preferred stock, common stock or other securities which may be purchased per each right;

•	the extent to which the rights are transferable;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•	any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock or preferred stock, warrants or any combination of such securities. In addition, the prospectus supplement relating to units will describe the terms of any units we issue, including as applicable:

•	the designation and terms of the units and the securities included in the units;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units;

•	the date, if any, on and after which the units may be transferable separately;

•	whether we will apply to have the units traded on a securities exchange or securities quotation system;

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•	any material United States federal income tax consequences; and

•	how, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

DESCRIPTION OF DEPOSITARY SHARES

The following summarizes some of the general provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed in a prospectus supplement. You should read the particular terms of any depositary shares and any depositary receipts that are offered by us and any deposit agreement relating to a particular series of preferred stock which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. A form of deposit agreement, including the form of depositary receipt, will be filed as an exhibit to the registration statement of which this prospectus forms a part.

General

We may, at our option, elect to offer fractional shares or multiple shares of preferred stock, rather than whole individual shares of preferred stock. If we decide to do so, we will issue the preferred stock in the form of depositary shares. Each depository share will represent a fraction or multiple of a share of a particular series of preferred stock and will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of preferred stock in accordance with the terms of the prospectus supplement or other offering materials.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the underlying preferred stock in proportion to the number of the depositary shares owned by the holders.

The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to these distributions. If the preferred stock depositary determines that it is not feasible to make a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

Conversion or Exchange of Preferred Stock

If a series of preferred stock represented by depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Redemption of Preferred Stock

If we redeem a series of preferred stock represented by depositary shares, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole

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or in part, of the applicable series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary decides.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by those depositary shares after surrendering the related depositary receipts at the corporate trust office of the preferred stock depositary. Holders of depositary shares making these withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the prospectus supplement or other offering materials for that series of preferred stock.

However, holders of whole shares of preferred stock will not be entitled to deposit that preferred stock under the deposit agreement or to receive depositary shares for that preferred stock after withdrawal. If the depositary shares surrendered by the holder in connection with withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to that holder at the same time new depositary receipts evidencing the excess number of depositary shares.

Voting Deposited Preferred Stock

When the preferred stock depositary receives notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the applicable series of preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder’s depositary shares. To the extent possible, the preferred stock depositary will vote the amount of the series of preferred stock represented by depositary shares in accordance with the instructions it receives.

We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will vote all shares of any series of preferred stock held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing that series of preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters the existing rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the affected depositary shares then outstanding. Holders who retain their depositary shares after the amendment becomes effective will be deemed to agree to the amendment and will be bound by the amended deposit agreement. The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed;

•	each share of preferred stock has been converted into or exchanged for common stock; or

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•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Resolute.

We may terminate the deposit agreement at any time and the preferred stock depositary will give notice of that termination to the record holders of all outstanding depositary receipts not less than 30 days prior to the termination date. In that event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of the related depositary receipts, the number of whole or fractional shares of the related series of preferred stock as are represented by those depositary shares.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

No fees, charges and expenses of the preferred stock depositary or any agent of the preferred stock depositary or of any registrar will be payable by any person other than us, except for any taxes and other governmental charges and except as provided in the deposit agreement. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of depositary shares or other person, that holder or other person will be liable for those fees, charges and expenses.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary. Any resignation or removal will take effect upon the appointment of a successor preferred stock depositary and its acceptance of the appointment. A successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred stock depositary will forward all reports and communications from Resolute that are delivered to the preferred stock depositary and which we are required to furnish to the holders of the deposited preferred stock.

Neither the preferred stock depositary nor Resolute will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of Resolute and the preferred stock depositary under the deposit agreement will be limited to performance with honest intentions of their duties under the agreement and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. Resolute and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

LEGAL MATTERS

Davis Graham & Stubbs LLP of Denver, Colorado has provided its opinion on the validity of the securities offered by this prospectus.

EXPERTS

The consolidated financial statements of Resolute Energy Corporation (successor by merger to Hicks Acquisition Company I, Inc.) as of December 31, 2011 and 2010, and for each of the years in the three-year

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period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The combined statements of operations, shareholder’s/member’s equity (deficit), and cash flows of Resolute Natural Resources Company, LLC, Resolute Aneth, LLC, WYNR, LLC, BWNR, LLC, RNRC Holdings, Inc. and Resolute Wyoming, Inc. for the period from January 1, 2009 to September 24, 2009, incorporated by reference in this Prospectus from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated by reference herein. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Estimates of historical oil and natural gas reserves and related information of the Company as of December 31, 2011, December 31, 2010 and December 31, 2009 included herein are based upon engineering studies prepared by the Company and audited by Netherland, Sewell & Associates, Inc., independent petroleum engineers. Such estimates and related information have been so included in reliance upon the authority of such firm as experts in such matters.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

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PROSPECTUS

12,859,193 Shares of Common Stock

This prospectus relates to the resale by selling stockholders, including their donees, pledgees, transferees or other successors-in-interests, of 12,859,193 outstanding shares of our common stock (the “Resale Shares”).

Certain of the selling stockholders may be deemed affiliates of the Company or were affiliates of Hicks Acquisition Company I, Inc., a Delaware corporation with which the Company engaged in a business combination transaction that was completed on September 25, 2009 (the “Resolute Transaction”). The Resale Shares were originally issued in the Resolute Transaction to the selling stockholders or were distributed to the selling stockholders in a pro-rata distribution without consideration from others who received Resale Shares in the Resolute Transaction. It is anticipated that the selling stockholders will sell the Resale Shares from time to time in one or more transactions, in negotiated transactions or otherwise, at prevailing market prices or prices otherwise negotiated.

We will not receive any proceeds from the sale of any Resale Shares sold by the selling stockholders.

Our common stock is traded on the New York Stock Exchange under the symbol “REN.” On March 31, 2011, the last reported sales price of our common stock on the New York Stock Exchange was $18.14 per share.

The securities offered in this prospectus involve a high degree of risk. You should carefully consider the matters set forth in “Risk Factors” on page 6 of this prospectus and on page 6 of our 2010 Annual Report on Form 10-K incorporated by reference herein in determining whether to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 15, 2011.

As used in this prospectus, the terms “Resolute,” “we,” “our,” “ours” and “us” may, depending on the context, refer to Resolute Energy Corporation or to one or more of Resolute Energy Corporation’s consolidated subsidiaries or to Resolute Energy Corporation and its consolidated subsidiaries, taken as a whole.

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ABOUT THIS PROSPECTUS

You should rely only on the information provided in this prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. You should assume that the information contained in this prospectus, as well as information contained in a document that we have previously filed or in the future will file with the SEC and incorporate by reference in this prospectus, is accurate only as of the date of this prospectus, or the document containing that information, as the case may be. Our financial condition, results of operations, cash flows or business may have changed since that date.

WHERE YOU CAN FIND MORE INFORMATION

We file and furnish annual, quarterly and current reports and other information, including proxy statements, with the SEC. You may read and copy any document we file or furnish with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are available to the public on the SEC’s website at www.sec.gov. Our SEC filings are also available through the “Investor Info” section of our website at www.resoluteenergy.com.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, and information filed with the SEC subsequent to this prospectus and prior to the termination of the offering will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2010; and

•	The description of our common stock set forth in our registration statement on Form 8-A filed on September 21, 2009, and any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement of which this prospectus is a part (including prior to the effectiveness of the registration statement) and prior to the termination of the offering. Any statement in a document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such statement.

Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 or corresponding information furnished under Item 9.01 or included as an exhibit of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

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We will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus. Requests should be directed to:

Resolute Energy Corporation Attention: Secretary 1675 Broadway, Suite 1950 Denver, Colorado 80202

Except as provided above, no other information, including information on our internet site, is incorporated by reference in this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. The use of any statements containing the words “anticipate,” “intend,” “believe,” “estimate,” “project,” “expect,” “plan,” “should” or similar expressions are intended to identify such statements. Forward-looking statements included or incorporated by reference in this prospectus relate to, among other things, the dilutive effect of exercise of warrants, volatility in our stock price and the ability to resell shares of common stock purchased, expected future production, expenses and cash flows, the nature, timing and results of capital expenditure projects, amounts of future capital expenditures, our plans with respect to reinvestment of our cash flow, our plans with respect to hedging, our future debt levels and liquidity and future compliance with covenants under our revolving credit facility. Although we believe that the expectations reflected in such forward-looking statements are reasonable, those expectations may prove to be incorrect. All forward-looking statements speak only as of the date made. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Except as required by law, we undertake no obligation to update any forward-looking statement. Factors that could cause actual results to differ materially from our expectations include, among others, those factors referenced in the “Risk Factors” sections of this prospectus, our Annual Report on Form 10-K for the year ended December 31, 2010 and such things as:

•	volatility of oil and gas prices, including reductions in prices that would adversely affect our revenue, income, cash flow from operations, liquidity and reserves;

•	discovery, development and our ability to replace oil and gas reserves;

•	our future cash flow, liquidity and financial position;

•	the success of our business and financial strategy, hedging strategies and plans;

•	the amount, nature and timing of our capital expenditures, including future development costs;

•	a lack of available capital and financing;

•	the effectiveness and results of our CO2 flood program;

•	the success of the development plan and production from our oil and gas properties and particularly the Aneth Field Properties;

•	the timing and amount of future production of oil and gas;

•	the completion and success of exploratory drilling in the Bakken trend of the Williston Basin;

•	availability of drilling, completion and production supplies, personnel and equipment;

•	inaccuracy in reserve estimates and expected production rates;

•	our operating costs and other expenses;

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•	the success in marketing oil and gas;

•	competition in the oil and gas industry;

•	operational problems, or uninsured or underinsured losses affecting our operations;

•	the impact and costs related to compliance with or changes in laws or regulations governing our oil and gas operations;

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our relationship with the Navajo Nation, the local community in the area where we operate and Navajo Nation Oil and Gas Company, as well as the timing of when certain purchase rights held by Navajo Nation Oil and Gas Company become exercisable;

•	the impact of weather and the occurrence of disasters, such as fires, floods and other events and natural disasters;

•	environmental liabilities;

•	anticipated CO2 supply, which is currently being sourced exclusively from Kinder Morgan CO2 Company, L.P.;

•	risks related to our level of indebtedness;

•	developments in oil and gas-producing countries;

•	loss of senior management or technical personnel;

•	acquisitions and other business opportunities (or the lack thereof) that may be presented to and pursued by us; and

•	other factors, many of which are beyond our control.

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OUR BUSINESS

Overview

We are an independent oil and gas company engaged in the exploration, exploitation and development of oil and gas properties located in Utah, Wyoming, North Dakota and, to a lesser extent, Alabama and Oklahoma. Approximately 88% of our revenue is generated from the sale of oil production. Our main focus is on increasing reserves and production from our properties located in Utah (“Aneth Field Properties”), from Hilight Field and related properties in Wyoming (“Wyoming Properties”), drilling and developing our properties in the Bakken Trend of the Williston Basin in North Dakota (the “Bakken Properties”), and improving efficiency and controlling costs in our operations. We have completed a number of exploitation projects that have increased our proved developed reserve base, and have plans for additional expansion and enhancement projects. We plan to further expand our reserve base through a focused acquisition strategy by looking to acquire properties that have upside potential through development drilling and exploitation projects and through the acquisition, exploration and exploitation of acreage that appears to contain relatively low risk and repeatable drilling opportunities. Also, we seek to reduce the effect of short-term commodity price fluctuations on our cash flow through the use of various derivative instruments.

Our largest asset, constituting 92% of our proved reserves, is our ownership of working interests in Greater Aneth Field, a mature, long-lived oil producing field located in the Paradox Basin on the Navajo Reservation in southeast Utah. We own a majority of the working interests in, and are the operator of, three federal production units covering approximately 43,000 gross acres. These are the Aneth Unit, in which we own a 62% working interest, the McElmo Creek Unit, in which we own a 75% working interest, and the Ratherford Unit, in which we own a 59% working interest. As of December 31, 2010, we had interests in, and operated 397 gross (260 net) active producing wells and 334 gross (218 net) active water and CO2 injection wells on our Aneth Field Properties. The crude oil produced from the Aneth Field Properties is generally characterized as light, sweet crude oil that is highly desired as a refinery blending feedstock.

Resolute’s Wyoming Properties are largely located in the Powder River Basin of Wyoming and constitute approximately 7% of Resolute’s net proved reserves. Hilight Field, anchoring the Wyoming production and reserves, produces oil and gas from the Muddy formation as well as shallow coalbed methane. Resolute also owns properties in eastern Wyoming and Oklahoma that produce oil and gas. As of December 31, 2010, the Wyoming Properties consisted of 465 gross (418 net) active producing wells and 8 gross (6 net) active water injection wells and Resolute operates all but 6 gross (1 net) wells. In addition, Resolute holds exploration leasehold rights in Wyoming’s Big Horn Basin.

As of December 31, 2010, Resolute had acquired interests in approximately 83,452 gross (29,465 net leasehold) acres in Williams and McKenzie Counties, North Dakota. These leaseholds are located within the Bakken shale trend of the Williston Basin. Although the Middle Bakken formation is the primary objective, secondary objectives include the Three Forks, Madison and Red River formations. During 2010, the Company acquired an interest in one completed well and participated in drilling and completing one horizontal well. Additionally, Resolute is party to a contract with Marathon Oil Corporation, under which it has earned an additional 3,870 net acres as of January 16, 2011. As of December 31, 2010, Resolute had interests in, but was not the operator of 2 gross (0.5 net) active wells. The Company participated in drilling activities on five additional wells during 2010 which are expected to be completed in 2011, and anticipates participating in drilling and completing between fourteen to sixteen new wells in 2011.

As of December 31, 2010, Resolute’s estimated net proved reserves were approximately 64.7 million equivalent barrels of oil (“MMBoe”), of which approximately 39% were proved developed producing reserves and approximately 78% were oil. The pre-tax PV-10 of Resolute’s net proved reserves at December 31, 2010, was $848 million and the standardized measure of its estimated net proved reserves as of December 31, 2010, was $587.0 million.

Our principal executive offices are located at 1675 Broadway, Suite 1950, Denver, Colorado 80202 and our telephone number is 303-534-4600.

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THE OFFERING

Shares Offered by Selling Stockholders	12,859,193 outstanding shares of common stock

Selling Stockholders	Certain of the selling stockholders identified in this prospectus may be deemed affiliates of the Company or affiliates of the Company’s predecessor prior to the Resolute Transaction. The selling stockholders are parties to a Registration Rights Agreement (as defined herein) pursuant to which the Resale Shares are being registered hereunder. See “Selling Stockholders” identified elsewhere in this prospectus.

Common Stock Outstanding as of March 31, 2011	58,534,605 (1)(2)

Use of Proceeds	Resolute will receive no proceeds from the sale of common stock by the selling stockholders.

NYSE Trading Symbols: Common Stock	REN

Risk Factors	Investing in our common stock involves a high degree of risk. You should carefully read and consider the information set forth under the heading “Risk Factors” beginning on page 28 of the Form 10-K incorporated by reference herein and on page 5 of this prospectus, as well as all other information included or incorporated by reference in this prospectus before investing in our common stock.

(1)	Includes 1,251,027 shares of restricted stock awarded to executive officers and directors of the Company pursuant to the 2009 Performance Incentive Plan that are subject to forfeiture if certain conditions are not satisfied.
(2)	Excludes shares of common stock issuable upon the exercise of warrants to purchase common stock, assuming no holders of Founder’s Warrants or Sponsor’s Warrants elect to exercise on a “cashless exercise” basis, and assuming that we do not elect to require that Public Warrants are exercised on a “cashless exercise” basis following the delivery of any redemption notice for such Public Warrants.

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RISK FACTORS

An investment in the securities offered in this prospectus involves a high degree of risk. You should carefully consider and evaluate all of the information contained or incorporated by reference in this prospectus before you decide to invest in our common stock. Any of the risks and uncertainties set forth therein and below could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price of our common stock. As a result, you could lose all or part of the exercise price. For a discussion of the factors you should carefully consider before deciding to purchase these securities, please consider the risk factors described in the documents we incorporate by reference, including those in our Annual Report on Form 10-K for the year ended December 31, 2010, as well as those set forth below. Also, please read “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to Our Common Stock

Offers or availability for resale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our warrant holders exercise outstanding warrants and sell substantial amounts of our common stock in the public market, or if our stockholders resell substantial amounts of our common stock pursuant to a registration statement or upon the expiration of any statutory holding period under Rule 144 or Rule 145 under the Securities Act of 1933, as amended (the “Securities Act”), such resales could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could exert downward pressure on our stock price and make it more difficult for us to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. At March 31, 2011, the Company had outstanding warrants to purchase 45,123,630 shares of common stock at an exercise price of $13.00 per share, representing approximately 44% of the Company’s outstanding common stock at such date, assuming full exercise of the warrants. Exercise of these warrants will result in dilution to our stockholders, which could cause the market price of our common stock to decline.

Registration rights held by certain of our stockholders may have an adverse effect on the market price of our common stock.

Under a Registration Rights Agreement entered into in connection with the Resolute Transaction, holders of registrable securities have the right to demand registration under the Securities Act of all or a portion of their registrable securities subject to amount and time limitations. Holders of the registrable securities identified in the Registration Rights Agreement may demand four registrations. This Registration Statement does not constitute a demand registration. Additionally, whenever (i) we propose to register any of our securities under the Securities Act and (ii) the method we select would permit the registration of registrable securities, holders of registrable securities have the right to request the inclusion of their registrable securities in such registration. The resale of these shares in the public market upon exercise of the registration rights described above could adversely affect the market price of our common stock or impact our ability to raise additional equity capital. Parties to the Registration Rights Agreement have right to request registration of (i) shares representing approximately 22% of our outstanding common stock at March 31, 2011, and (ii) an additional 20,800,000 shares purchasable on exercise of outstanding warrants.

Stock prices of equity securities can be volatile, and there is no assurance that you will be able to resell the common stock you purchase at a price of excess of your purchase price.

Over the past several years, the stock prices of companies on U.S. securities markets have been volatile, increasing or decreasing not in response to the company financial or operating results, but to general economic trends or events. In addition, stock prices of companies in the oil and natural gas industry in which the Company operates are significantly affected by commodity prices for oil and natural gas. In particular, the Company’s stock

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price has been very volatile over the past year trading between $10.48 and $18.55. All of these factors are beyond the Company’s control, and could have drastic impacts occurring within short periods of time. These factors could cause a decrease in the stock price following your purchase, and you may not be able to sell your common stock for a price exceeding your purchase price.

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of any Resale Shares sold by them pursuant to this prospectus. We will not receive any proceeds from these sales.

SELLING STOCKHOLDERS

The selling stockholders identified in this prospectus are offering 12,859,193 shares of our outstanding common stock in this prospectus.

The Resale Shares being offered by the selling stockholders in this prospectus were all issued in the Resolute Transaction, and were registered in a registration statement on Form S-4 under the Securities Act. In the Resolute Transaction, the Resale Shares were initially issued to HH-HACI, L.P., Resolute Holdings, William Cunningham, William Montgomery, Brian Mulroney and William F. Quinn. Subsequently, each of HH-HACI, L.P. and Resolute Holdings has made one or more pro rata distributions without consideration of all or a portion of the shares of common stock to its limited partners or members, as the case may be. Certain of the selling stockholders may be deemed affiliates of the Company, or were affiliates of HACI at the time of the Resolute Transaction. The selling stockholders entered into, or upon distribution became assignees of rights under, the Registration Rights Agreement, which was entered into at the time of the Resolute Transaction. See “Description of Securities — Registration Rights Agreement” for a description of the terms of the Registration Rights Agreement. This registration statement is being filed at the option of the Company to permit public sales of the Resale Shares, which constitute only a portion of the Registrable Securities covered by the Registration Rights Agreement.

The selling stockholders may offer the Resale Shares for resale from time to time pursuant to this prospectus. The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their Resale Shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. We may from time to time include additional selling stockholders in amendments to this prospectus.

The following table sets forth information, as of March 31, 2011, with respect to the shares of common stock, Founder’s Warrants and Sponsor’s Warrants owned by each selling stockholder and the number of Resale Shares that may be offered pursuant to this prospectus. Unless otherwise indicated below, to our knowledge each selling stockholder named in the table has sole voting and investment power with respect to the shares of common stock beneficially owned by it. As used in this prospectus, the term “selling stockholders” has the meaning set forth in the “Plan of Distribution” section of this prospectus. The information is based on information provided by or on behalf of the selling stockholders.

We do not know when or in what amounts any selling stockholder may offer shares for sale. Because (i) the selling stockholders may offer all or some of the shares pursuant to this offering, (ii) there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, (iii) the selling stockholder may acquire additional shares from us or in the open market in the future, no definitive estimate as to the number of shares that will be held by each selling stockholder after the offering can be provided. The column captioned “Ownership After Offering” in the following table has been prepared on the assumption that all Resale Shares offered under this prospectus will be sold to parties unaffiliated with the selling stockholders, and that all Founder’s Warrants and Sponsor’s Warrants will continue to be owned by the selling stockholders after the offering.

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The selling stockholders have not had a material relationship with us or with HACI within the past three years other than as described in the footnotes to the table below. To our knowledge, based on information provided to us by the selling stockholders, none of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.

The ownership percentage in the column captioned “Percentage After Offering” is determined in accordance with the rules of the SEC based on 58,534,605 shares of common stock outstanding as of March 31, 2011.

	Ownership Before Offering			Securities Offered Hereby		Ownership After Offering
Name	Number of Shares Owned	Founder’s Warrants (2)(3)	Sponsor’s Warrants (2)(4)	Common Stock		Number of Shares (Including Shares Underlying Warrants) Owned After Offering	Percentage After Offering (1)
HH-HACI GP, LLC(5)	646	921		306		1,261	*
Thomas O. Hicks(5)(6)(7)	1,533,634	3,605,481	4,666,667	802,740		9,003,042	13.5%
Thomas O. & Cinda Hicks Foundation(5)(6)	208,348	360,640		135,240		433,748	*
TOH, Jr. Ventures, Ltd. (5)(6)	297,924	504,896		195,573		607,247	1.0%
MHH Ventures, Ltd. (5)(6)	291,687	504,896		189,336		607,247	1.0%
JAH Ventures, Ltd. (5)(6)	291,687	504,896		189,336		607,247	1.0%
RBH Ventures, Ltd. (5)(6)	291,687	504,896		189,336		607,247	1.0%
WCH Ventures, Ltd. (5)(6)	333,357	577,024		216,384		693,997	1.2%
CFH Ventures, Ltd. (5)(6)	375,026	649,152		243,432		780,746	1.3%
Joseph B. Armes(7)(8)(10)(13)	—	23,000		—		23,000	*
JBA Family Partners LP (8)	—	368,006		—		368,006	*
William A. Montgomery(7)	32,325	46,000		23,000		55,325	*
Brian Mulroney(7)	32,325	46,000		23,000		55,325	*
William H. Cunningham (7)(11)(12)	37,730	46,000		23,000		60,730	*
Thomas O. Hicks, Jr. (7)(9)(11)(12)	45,267	68,999		27,248		87,018	*
Robert M. Swartz(7)(10)(11)(12)	181,017	298,998		114,999		365,016	*
Eric C. Neuman(7)(9)	185,195	298,998		74,749		409,444	*
Christina W. Vest(7)(9)	185,195	298,998		74,749		409,444	*
Mack Hicks(7)(9)	41,759	43,132		29,145		55,746	*
Marcos Clutterbuck(9)	64,186	91,341		30,447		125,080	*
Casey Coffman(10)	40,406	32,325		23,000		49,731	*
Curt Crofford(9)	42,737	68,999		17,250		94,486	*
Emmanuel Paglayan(9)	21,548	30,663		10,221		41,990	*
Nathan Kimes(10)	23,000	36,883		15,333		44,550	*
Lori McCutcheon(9)	11,818	25,652		—		37,470	*
Resolute Holdings, LLC(14)(15)	1,400,139	4,600,000	2,333,333	100		8,333,372	12.7%
Natural Gas Partners VII, L.P.(14)(15)	6,276,166	—	—	6,276,166		0	*
NGP-VII Income Co-Investment Opportunities, L.P. (14)(15)	289,719			289,719		0	*
Nicholas J. Sutton (11)(16)(17)	1,111,116	0		591,918		519,198	*
James M. Piccone (11)(16)(17)	567,513	0		253,343		314,170	*
Richard F. Betz (16)(17)(18)	468,234	0		251,743		216,491	*
Dale E. Cantwell	119,738	0		119,738		0	*
Theodore Gazulis (16)(17)(19)	481,431	0		265,667		215,764	*
Janet W. Pasque Trust (20)	173,233	0		173,233		0	*

Total	15,455,793	13,636,796	7,000,000	10,869,451	(21)	25,223,138	31.9%

*	Represents less than 1%
(1)	For purposes of calculating ownership percentages after the offering, shares issuable on exercise of Founder’s Warrants and Sponsor’s Warrants are considered to be beneficially owned by the holders thereof (but are not treated as outstanding for the purpose of computing the percentage ownership of any other person).

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(2)	Represents the shares of common stock issuable upon exercise of the Warrants.
(3)	See “Description of Securities — Warrants — Founder’s Warrants” for a description of these securities.
(4)	See “Description of Securities — Warrants — Sponsor’s Warrants” for a description of those securities.
(5)	Thomas O. Hicks disclaims beneficial ownership of any shares held by other entities, except to the extent of his pecuniary interest.
(6)	Charitable foundation and entities established by Mr. Hicks for estate planning purposes over which he retains investment and voting control. TOH Management Company LLC is the general partner of TOH, Jr. Ventures, Ltd., MHH Ventures, Ltd., JAH Ventures, Ltd., RBH Ventures, Ltd., WCH Ventures, Ltd. and CFH Ventures, Ltd., and has power to vote and dispose of the securities held by each of such entities. Thomas O. Hicks has sole voting and investment control over TOH Management Company LLC.
(7)	Executive officer or director of HACI, or of other companies under common control with HACI, prior to the Resolute Transaction.
(8)	JBA Family Partners GP, LLP has power to vote or dispose of the securities held by JBA Family Partners LP. Joseph B. Armes has voting and investment power over JBA Family Partners GP, LLP.
(9)	Currently employed by companies controlled by or under common control with Thomas O. Hicks or HH-HACI, L.P.
(10)	Formerly employed by HACI or companies controlled by or under common control with Thomas O. Hicks or HH-HACI, L.P.
(11)	Directors of the Company.
(12)	Share ownership includes 3,711 shares of restricted stock received as director compensation that remain subject to future vesting.
(14)	Natural Gas Partners VII, L.P. (“NGP VII”) and NGP-VII Income Co-Investment Opportunities, L.P. (“Co-Invest”) own approximately 71% of the outstanding membership interests of Resolute Holdings and therefore may be deemed to be the indirect beneficial owners of the common stock and Warrants owned by Resolute Holdings. NGP VII and Co-Invest disclaim beneficial ownership of the securities owned by Resolute Holdings, except to the extent of their pecuniary interest.
(15)	NGP VII owns 100% of NGP Income Management, L.L.C., which is the sole general partner of Co-Invest. NGP VII may be deemed to be the indirect beneficial owner of the shares of common stock owned by Co-Invest. Kenneth Hersh, a director of the Company, is an Authorized Member of GFW VII, L.L.C., which is the sole general partner of G.F.W. Energy VII, L.P., which is the sole general partner of NGP VII. Thus, Mr. Hersh may be deemed to indirectly beneficially own all the common stock directly and/or indirectly deemed beneficially owned by NGP VII. Mr. Hersh disclaims beneficial ownership of the securities except to the extent of his pecuniary interest therein.
(16)	Executive officers of the Company.
(17)	Includes shares of restricted stock awarded that remain subject to future vesting as follows: Nicholas J. Sutton — 453,637 shares; James M. Piccone — 266,886 shares; Richard F. Betz — 184,617 shares; Theodore Gazulis — 184,617 shares.
(18)	Includes 46,692 shares held by the reporting person in custodial accounts.
(19)	Includes 258,352 shares held by the reporting person in The Gazulis Revocable Trust and 38,462 shares held in a custodial account.
(20)	All shares are held in The Pasque Family Trust over which the selling stockholder is a co-trustee.
(21)	The difference between the 12,859,193 shares set forth on the cover of this prospectus and this total reflects shares of common stock that have been sold by the selling stockholders.

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PLAN OF DISTRIBUTION

We are registering Resale Shares held by the selling stockholders. As used in this prospectus, the term “selling stockholders” includes donees, pledgees, transferees or other successors-in-interest selling shares received from a named selling stockholder as a gift, distribution, foreclosure on a pledge, or other non-sale related transfer after the date of this prospectus. The selling stockholders will act independently of us in making decisions regarding the timing, manner and size of each sale. Sales may be made on the New York Stock Exchange or any other national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, on the over-the-counter market, otherwise or in a combination of such methods of sale. Each selling stockholder reserves the right, together with its agents from time to time, to accept or reject, in whole or in part, any proposed purchase of the shares of common stock for any reason, including if they deem the purchase price to be unsatisfactory at any particular time.

In addition, the selling stockholders may sell the Resale Shares from time to time by one or more of the following methods permitted pursuant to applicable law, without limitation:

•

block trades (which may involve crosses) in which a broker or dealer will be engaged to attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	direct sales to purchasers;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

•	an over-the-counter distribution;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	privately negotiated transactions;

•	bidding or auction process;

•	closing out of short sales;

•	transactions in which the broker solicits purchasers;

•	satisfying delivery obligations relating to the writing of options on the shares of common stock, whether or not the options are listed on an options exchange;

•	one or more underwritten offerings on a firm commitment or best efforts basis;

•	any combination of any of these methods; or

•	any other method permitted pursuant to applicable law.

The selling stockholder may distribute the securities from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. The selling stockholders may effect these transactions by selling the Resale Shares to market-makers acting as principals or through brokers-dealers or agents, and these persons may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the securities for whom such persons may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Market-makers and block-purchasers purchasing the common stock will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price.

The shares may be sold according to any one or more of the methods described above. In addition, subject to compliance with applicable law and Company policy, the selling stockholder may enter into option, derivative or

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hedging transactions with respect to the shares, and any related offers or sales of shares may be made under this prospectus. In some circumstances, for example, the selling stockholder may write call options, put options or other derivative instruments (including exchange-traded options or privately negotiated options) with respect to the shares, or which it settles through delivery of the shares. These option, derivative and hedging transactions may require the delivery to a broker, dealer or other financial institution of shares offered under this prospectus, and that broker, dealer or other financial institution may resell those shares under this prospectus. A selling stockholder or his successors in interest may enter into hedging transactions with broker-dealers who may engage in short sales of common stock in the course of hedging the positions they assume with a selling stockholder. The selling stockholder may offer and sell the shares under any other method permitted by applicable law.

If a material arrangement with any broker-dealer or other agent is entered into for the sale of any shares of common stock through a block trade, special offering, exchange distribution, secondary distribution, or a purchase by a broker or dealer, a prospectus supplement will be filed, if necessary, disclosing the material terms and conditions of these arrangements.

The selling stockholders may from time to time deliver all or a portion of the shares offered hereby to cover a short sale or upon the exercise, settlement or closing of a call equivalent position or a put equivalent position.

The SEC may deem a selling stockholder and any broker-dealers or agents who participate in the distribution of common stock to be “underwriters” within the meaning of Section 2(11) of the Securities Act. As a result, the SEC may deem any discounts and commissions received by such broker-dealers or agents and any profit on the resale of the common stock by the selling stockholder to be underwriting discounts or commissions under the Securities Act. Because a selling stockholder may be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, a selling stockholder will be subject to the prospectus delivery requirements of the Securities Act and also may be subject to liabilities under the securities laws, including Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. To our knowledge, there are currently no plans, arrangements or understandings between any selling stockholder and any broker-dealer, underwriter or agent regarding the sale of the common stock.

If required by the applicable securities laws of particular states, the Resale Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers.

In addition, if required by the applicable securities laws of particular states, the Resale Shares may be sold only pursuant to registration or qualification of such Resale Shares in the applicable state or if an exemption from the registration or qualification requirement is available and is complied with.

Each selling stockholder and any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. We have informed the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

To the extent required, this prospectus will be amended or supplemented from time to time to describe a specific plan of distribution or to disclose additional information with respect to any sale or other distribution of the shares.

The selling stockholder may also sell its shares in accordance with Rule 144 under the Securities Act, to the extent available, or pursuant to other available exemptions from the registration requirements of the Securities Act, rather than pursuant to this prospectus.

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We will pay for all costs of the selling stockholders of this registration, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; except that the selling holders will pay all brokerage commissions, underwriting discounts and selling expenses, if any.

We have agreed to indemnify the selling stockholders against particular liabilities, including liabilities under the Securities Act, incurred in connection with the offering of the Resale Shares. We and the selling stockholders may agree to indemnify any underwriter, broker, dealer or agent that participates in transactions involving sales of the Resale Shares against certain liabilities, including liabilities arising under the Securities Act.

Once sold under the registration statement, of which this prospectus forms a part, the common stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF SECURITIES

Description of Common Stock

Authorized and Outstanding

We are authorized to issue up to 225,000,000 shares of common stock, par value $0.0001 per share, of which 58,534,605 shares are outstanding as of March 31, 2011.

Voting

Holders of our common stock each have one vote per share. A majority of the outstanding shares of common stock constitute a quorum. There is no cumulative voting.

Dissolution

Upon our dissolution, our stockholders will be entitled to receive pro rata all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock with preferential liquidation rights, if any, at the time outstanding.

Redemption

Our common stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

Dividends

The Delaware General Corporation Law permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equals the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Declaration and payment of any dividend are subject to the discretion of the our board of directors. The timing and amount of dividends will be dependent upon our financial condition, operations, cash requirements and availability, debt repayment obligations, capital expenditure needs and restrictions in our debt instruments, industry trends, the provisions of Delaware law affecting the payment of distributions to stockholders and other factors.

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There are no restrictions in our certificate of incorporation or bylaws that prevent us from declaring dividends on our common stock; however, we are currently prohibited from declaring dividends under our revolving credit facility. We have not declared any dividends and do not plan to declare any dividends in the foreseeable future.

Election of Directors

Our board of directors is elected to staggered terms, with each class of directors standing for election every three years. Directors are elected by a plurality of the votes cast by the holders of our common stock in a meeting at which a quorum is present. “Plurality” means that the individuals who receive the largest number of votes cast are elected as directors, up to the maximum number of directors to be chosen at the meeting.

Other Provisions

All outstanding common stock is, and the common stock issuable upon exercise of the Warrants, if issued in the manner described in this prospectus and the Warrant Agreement, will be, fully paid and non-assessable.

This section is a summary and may not describe every aspect of our common stock that may be important to you. We urge you to read applicable Delaware law, our certificate of incorporation and our bylaws, because they, and not this description, define your rights as a holder of our common stock. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Description of Preferred Stock

We are authorized to issue up to 1,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, there are no shares of preferred stock outstanding. Shares of preferred stock are issuable in such series as determined by the board of directors, who have the authority to determine the relative rights and preferences of each such series without further action by stockholders.

The issuance of preferred stock could adversely affect the voting power of holders of our common stock, and the likelihood that preferred holders will receive dividend and liquidation preferences may have the effect of delaying, deferring or preventing a change in control of Resolute, which could depress the market price of our common stock.

Description of Warrants

There are currently three types of Warrants outstanding: (1) Public Warrants, (2) Founder’s Warrants, and (3) Sponsor’s Warrants. The terms of the Founder’s Warrants and Sponsor’s Warrants are identical to the terms of the Public Warrants except as described below.

As of March 31, 2011, there were 24,323,630 Public Warrants, 13,800,000 Founder’s Warrants and 7,000,000 Sponsor’s Warrants outstanding.

Each type of Warrant entitles the holder to purchase one share of our common stock at a price of $13.00 per share, subject to adjustment and the limitations discussed below, at any time until September 25, 2014. However, the Warrants will be exercisable only if a registration statement relating to the common stock issuable upon exercise of the Warrants is effective and current.

At any time while the Warrants are exercisable and there is an effective registration statement covering the shares of common stock issuable upon exercise of the Warrants available and current throughout the 30-day

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redemption period, we may call the outstanding Warrants (except as described below with respect to the Founder’s Warrants and the Sponsor’s Warrants) for redemption:

•	in whole and not in part;

•	at a price of $0.01 per Warrant;

•	upon a minimum of 30 days’ prior written notice of redemption (the 30-day redemption period) to each holder of a Warrant; and

•

if, and only if, the closing sale price of our common stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to holders of Warrants.

If the foregoing conditions are satisfied and we issue a notice of redemption of the Warrants, each holder of a Warrant will be entitled to exercise its Warrant prior to the scheduled redemption date. We may require that the Warrants subject to redemption be exercised on a “cashless exercise” basis. Once the notice of redemption is given, the redemption is not affected if the price of our common stock falls below the $18.00 redemption trigger price or the $13.00 Warrant exercise price after the redemption notice is issued.

The exercise price and number of shares of common stock issuable on exercise of the Warrants may be adjusted in certain circumstances, including in the event of a stock dividend, stock split, extraordinary dividend, or our recapitalization, reorganization, merger or consolidation. However, the exercise price and number of shares of our common stock issuable upon exercise of the Warrants will not be adjusted for issuances of common stock at a price below the Warrant exercise price.

The Warrants were issued in registered form under a Warrant agreement dated September 25, 2009, between Continental Stock Transfer & Trust Company, as Warrant agent, and the Company (the “Warrant Agreement”). You should review a copy of the Warrant Agreement, which is filed as an exhibit to the Registration Statement of which this prospectus forms a part, for a complete description of the terms and conditions applicable to the Warrants.

The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the Warrant agent, with the exercise form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to Resolute Energy Corporation, for the number of Warrants being exercised. The Warrant holders do not have any rights or privileges as holders of common stock and any voting rights until they exercise their Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No Warrants will be exercisable unless at the time of exercise a prospectus relating to our common stock issuable upon exercise of the Warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Warrants. The terms of the Warrant agreement require us to use our best efforts to effectuate and maintain the effectiveness of a registration statement covering such shares and maintain a current prospectus relating to common stock issuable upon exercise of the Warrants until the expiration of the Warrants. However, no assurances can be provided that we will be able to do so. If the prospectus relating to the common stock issuable upon the exercise of the Warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the Warrants reside, holders will be unable to exercise their Warrants and we will not be required to net cash settle or cash settle the Warrant exercise, the Warrants may have no value, the market for the Warrants may be limited and the Warrants may expire worthless.

No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we would, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the Warrant holder.

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Founder’s Warrants and Sponsor’s Warrants

Founder’s Warrants

The terms of the Founder’s Warrants are identical to the terms of the Public Warrants except that the Founder’s Warrants:

•	are not redeemable so long as they are held by the Initial Stockholders (as defined below), Resolute Holdings, LLC or their Permitted Transferees (as defined below); and

•	may be exercised at the option of the holder on a cashless basis.

If the Founder’s Warrants are held by holders other than William H. Cunningham, William A. Montgomery, Brian Mulroney and William F. Quinn (the “Initial Stockholders”), HH-HACI, L.P., Resolute Holdings, LLC, or their Permitted Transferees, the Founder’s Warrants will be redeemable by Resolute and exercisable by the holders on the same basis as the Public Warrants.

“Permitted Transferees” are (A) (i) the Company’s officers or directors or any affiliates or family members of any of the Company’s officers or directors, or (ii) any affiliates or partners of HH-HACI, L.P. or their partners, affiliates or family members or (iii) Resolute Holdings, LLC or its members, directors and officers or their partners, affiliates or family members; (B) in the case of an Initial Stockholder, a member of the Initial Stockholder’s immediate family or a trust, the beneficiary of which is a member of the Initial Stockholder’s immediate family, an affiliate of the Initial Stockholder or a charitable organization; (C) any transferee receiving Founder’s Warrants or Sponsor’s Warrants upon the death of an Initial Stockholder by virtue of the laws of descent and distribution; (D) any transferee receiving Founder’s Warrants or Sponsor’s Warrants upon dissolution of HH-HACI, L.P. by virtue of the laws of the state of Delaware or HH-HACI, L.P.’s limited partnership agreement or (E) in the case of an Initial Stockholder, any transferee receiving Founder’s Warrants or Sponsor’s Warrants pursuant to a qualified domestic relations order.

While the Founder’s Warrants were registered under the Securities Act, they will continue to bear a restrictive legend that states that the Founder’s Warrants are subject to certain other terms that apply so long as the Founder’s Warrants are held by the Initial Stockholders or Permitted Transferees. The Founder’s Warrants were issued pursuant to the Warrant Agreement.

Sponsor’s Warrants

The terms of the Sponsor’s Warrants will be identical to the terms of the Public Warrants except that the Sponsor’s Warrants:

•	will not be redeemable so long as they are held by HH-HACI, L.P., Resolute Holdings, LLC or their Permitted Transferees (as defined above); and

•	may be exercised at the option of the holder on a cashless basis.

If the Sponsor’s Warrants are held by holders other than HH-HACI, L.P., Resolute Holdings, LLC or their Permitted Transferees (the “Sponsor Warrant Holders”), the Sponsor’s Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants.

While the Sponsor’s Warrants were registered under the Securities Act, they will continue to bear a restrictive legend that states that such Warrants are subject to certain other terms that apply so long as they are held by the Sponsor Warrant Holders. The Sponsor’s Warrants were issued pursuant to the Warrant Agreement.

Transfer Agent

Our transfer agent and registrar for our common stock and Warrants Agent for our Warrants is Continental Stock Transfer & Trust Company.

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Registration Rights Agreement

On September 25, 2009, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with HH-HACI, L.P., Thomas O. Hicks, Resolute Holdings, LLC, Natural Gas Partners VII, L.P., NGP-VII Income Co-Investment Opportunities, L.P. Nicholas Sutton, James Piccone, Richard Betz, Dale Cantwell, Theodore Gazulis, Janet Pasque, Kenneth Hersh, Richard Covington, William Quinn, William Cunningham, Thomas Hicks, Jr. and Robert Swartz (the “Holders”). Pursuant to the Registration Rights Agreement, the Holders are entitled to registration rights, subject to certain limitations, with respect to shares of the Company’s Common Stock, Earnout Shares, Founder’s Warrants (including the shares of Common Stock issuable upon the exercise of such Founder’s Warrants ), and Sponsor’s Warrants (including the shares of Common Stock issuable upon the exercise of such Sponsor’s Warrants) (collectively, the “Registrable Securities”) received in the Resolute Transaction and pursuant to distributions made to respective members or partners by HH-HACI, L.P. and Resolute Holdings, LLC . Each of two groups of Holders (defined as the “Hicks Registration Rights Holders” and the “REC Registration Rights Holders”) is entitled to require the Company, on two occasions, to register under the Securities Act the Registrable Securities (“Demand Registration Rights”). The Company shall not be required to (y) effect a Demand Registration unless the aggregate offering price to the public in the offering is expected to be at least $10.0 million or (z) file a Registration Statement with respect to a Demand Registration within one hundred and eighty (180) days of the completion of any underwritten offering of the Company’s securities. The Holders may elect to exercise Demand Registration Rights at any time.

In addition, the Holders may request registration on a Shelf Registration Statement, provided that the Company is not obligated to effect such a request (i) through an underwritten offering, (ii) where it is not eligible to use Form S-3 or (iii) where the aggregate price to the public is less than $5.0 million. Registrations on Shelf Registration Statements shall not be counted as a Demand Registration subject to the limitations set forth above except in the case of an underwritten offering. The Holders also have certain “piggyback” registration rights on registration statements filed by the Company. The demand and piggyback registration rights are subject to certain customary conditions and limitations, including the right of the underwriters to limit the number of securities included in any underwritten offering.

Rights under the Registration Rights Agreement are assignable by holders of Registrable Securities in conjunction with permitted transfers of Registrable Securities.

As of March 31, 2011, no Holder had exercised rights under the Registration Rights Agreement.

The Company will bear the expenses incurred in connection with the filing of any such registration statements, including all reasonable expenses incurred in performing its obligations under the Registration Rights Agreement. The Holders will pay the underwriting commissions and fees associated with the sale of their respective securities in any underwritten offering. The preceding summary of the Registration Rights Agreement is qualified in its entirety by reference to the complete text of the agreement, which is filed as an exhibit to the Registration Statement of which this prospectus forms a part.

Anti-takeover Effects of Certain Provisions Our Charter and Our Bylaws

Some provisions of our charter and our bylaws contain provisions that could make it more difficult to acquire the Company by means of a merger, tender offer, proxy contest or otherwise, or to remove our incumbent officers and directors. These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with our board of directors. We believe that the benefits of increasing our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the Company outweigh the disadvantages of discouraging such proposals because negotiation of such proposals could result in an improvement of their terms.

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Undesignated Preferred Stock

The ability to authorize and issue undesignated preferred stock may enable our board of directors to render more difficult or discourage an attempt to change control of the Company by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal is not in our best interest, the board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group.

Classified Board of Directors

Our charter provides for a board of directors divided into three classes and serving staggered, three-year terms. Approximately one-third of our board of directors are elected each year. This classified board of directors provision could discourage a third party from making a tender offer for our shares of capital stock or attempting to obtain control of the Company. It could also delay stockholders who do not agree with the policies of the board of directors from removing a majority of the board of directors for two years.

Removal of Director

Our charter provides that members of our board of directors may only be removed by the affirmative vote of holders of at least a majority of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

Stockholder Meetings

Our charter and bylaws provide that a special meeting of stockholders may be called only by the chairman of the board, the chief executive officer, the president or by a resolution adopted by a majority of the whole board of directors of the Company.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors.

Stockholder action by written consent

Our charter and bylaws provide that, except as may otherwise be provided with respect to the rights of the holders of preferred stock, no action that is required or permitted to be taken by the Company’s stockholders at any annual or special meeting may be effected by written consent of stockholders in lieu of a meeting of stockholders. This provision, which may not be amended except by the affirmative vote of at least 66 2/3% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, makes it difficult for stockholders to initiate or effect an action by written consent that is opposed by our board of directors.

Amendment of the bylaws

Under Delaware law, the power to adopt, amend or repeal bylaws is conferred upon the stockholders. A corporation may, however, in its certificate of incorporation also confer upon the board of directors the power to adopt, amend or repeal its bylaws. Our charter and bylaws grant our board the power to adopt, amend and repeal our bylaws at any regular or special meeting of the board on the affirmative vote of a majority of the directors then in office. The Company’s stockholders may adopt, amend or repeal the Company’s bylaws but only at any regular or special meeting of stockholders by an affirmative vote of holders of at least 66 2/3% of the voting

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power of all then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

Amendment of the certificate of incorporation

Our charter provides that, in addition to any other vote that may be required by law or any preferred stock designation, the affirmative vote of the holders of at least 66 2/3% of the voting power of all then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, is required to amend, alter or repeal, or adopt any provision as part of the Company’s charter inconsistent with the current provisions of the Company’s charter dealing with the board of directors, bylaws, meetings of the Company’s stockholders or amendment of the Company’s charter.

The provisions of our certificate of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences to U.S. holders and non-U.S. holders (each defined below) regarding the acquisition, ownership and disposition of Resale Shares.

For purposes of this discussion, a U.S. holder is a beneficial owner of Resale Shares who is:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity taxed as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) it has in effect a valid election to be treated as a U.S. person.

For purposes of this discussion, a non-U.S. holder is a beneficial owner of Resale Shares that is not a U.S. holder.

This section is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), current and proposed Treasury regulations promulgated thereunder, and administrative and judicial decisions as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

Changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. This summary is not binding on the Internal Revenue Service (“IRS”), and the IRS is not precluded from adopting a contrary position.

This section does not purport to be a comprehensive description of all of the tax considerations that may be relevant to each holder of Resale Shares. This section does not address all aspects of U.S. federal income taxation that may be relevant to any particular investor based on such investor’s individual circumstances. In particular, this section considers only U.S. holders and non-U.S. holders that hold Resale Shares as capital assets and does

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not address the potential application of the alternative minimum tax or the U.S. federal income tax consequences to investors that are subject to special treatment, including:

•	broker-dealers;

•	insurance companies;

•	taxpayers who have elected mark-to-market accounting;

•	tax-exempt organizations;

•	regulated investment companies;

•	real estate investment trusts;

•	financial institutions or “financial services entities;”

•	taxpayers who hold shares of our common stock as part of a straddle, hedge, conversion transaction or other integrated transaction;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	tax payers who receive Resale Shares as compensation for services;

•	certain expatriates or former long-term residents of the United States; and

•	U.S. holders whose functional currency is not the U.S. dollar.

This section does not address any aspect of U.S. federal gift or estate tax laws, or state, local or non-U.S. tax laws. In addition, this section does not consider the tax treatment of entities taxable as partnerships for U.S. federal income tax purposes or other pass-through entities or persons who hold Resale Shares through such entities. Prospective investors are urged to consult their tax advisors regarding the specific tax consequences to them of the acquisition, ownership or disposition of Resale Shares in light of their particular circumstances.

Tax Consequences of Owning Resale Shares

U.S. Holders

Dividends and Other Distributions on Resale Shares

Distributions on Resale Shares will constitute dividends for U.S. federal income tax purposes to the extent paid from the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds the Company’s current or accumulated earnings and profits, the excess will be treated first as a tax-free return of capital and will reduce (but not below zero) the U.S. holder’s adjusted tax basis in the Resale Shares, and any remaining excess will be treated as capital gain from a sale or exchange of the Resale Shares, subject to the tax treatment described below in “Disposition of Shares of Resale Shares.”

Dividends received by a corporate U.S. holder generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions, and provided certain holding period requirements are met, dividends received by a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to capital gains for tax years beginning on or before December 31, 2012, after which the rate applicable to dividends is currently scheduled to change to the tax rate generally then applicable to ordinary income.

Disposition of Shares of Resale Shares

Upon the sale, exchange or other disposition of Resale Shares, a U.S. holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale, exchange or other disposition of the

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Resale Shares and the U.S. holder’s adjusted tax basis in such Resale Shares. Generally, such gain or loss will be capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the Resale Shares exceeds one year, and will otherwise be short-term capital gain or loss.

Tax Rates Applicable to Ordinary Income and Capital Gains

Ordinary income and short-term capital gains of non-corporate U.S. holders are generally taxable, for tax years beginning on or before December 31, 2012, at graduated rates of up to 35%. For tax years beginning after December 31, 2012, the maximum ordinary income rate for ordinary income and short-term capital gains of non-corporate U.S. holders is scheduled to increase to 39.6%. Long-term capital gains of non-corporate U.S. holders are currently subject to a maximum tax rate of 15% for tax years beginning on or before December 31, 2012. After December 31, 2012, the maximum long-term capital gains tax rate of non-corporate U.S. holders is scheduled to increase to 20%. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

Dividends and Other Distributions on Resale Shares

In general, any distributions made to a non-U.S. holder of Resale Shares, to the extent paid out of current or accumulated earnings and profits of the Company (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes. Provided such dividends are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States, such dividends generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Any distribution not constituting a dividend will be treated first as a tax-free return of capital and will reduce (but not below zero) the non-U.S. holder’s adjusted tax basis in its Resale Shares and any remaining excess will be treated as gain realized from the disposition of the Resale Shares, as described under “— Disposition of Resale Shares” below.

Dividends paid to a non-U.S. holder that are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States generally will not be subject to U.S. withholding tax, provided such non-U.S. holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax at the same graduated individual or corporate rates applicable to U.S. holders. If the non-U.S. holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate for dividends will be required (a) to complete IRS Form W-8BEN (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if the Resale Shares are held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable U.S. Treasury regulations.

A non-U.S. holder eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Disposition of Resale Shares

A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, exchange or other disposition of shares of Resale Shares unless:

•	the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States;

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•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•

the Company is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held Resale Shares and, in the case where shares of our common stock are regularly traded on an established securities market, the non-U.S. holder has owned, directly or by operation of certain attribution rules, more than 5% of shares of our common stock at any time within the shorter of the five-year period preceding a disposition of Resale Shares or such non-U.S. holder’s holding period for the Resale Shares.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates. Any gain described in the first bullet point above of a non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Gain described in the second bullet point above (which may be offset by U.S. source capital losses) will be subject to a flat 30% U.S. federal income tax.

With respect to the third bullet point above, there can be no assurance that shares of our common stock will be treated as regularly traded on an established securities market. The Company believes that it will be a “United States real property holding corporation” for U.S. federal income tax purposes. Any capital gain described in the third bullet point will generally be subject to the same minimum tax rates that are applicable to U.S. holders.

Information Reporting and Back-up Withholding

A U.S. holder may be subject to information reporting requirements with respect to dividends paid on Resale Shares, and on the proceeds from the sale, exchange or disposition of Resale Shares In addition, a U.S. holder may be subject to back-up withholding (currently at 28%) on dividends paid on Resale Shares, and on the proceeds from the sale, exchange or other disposition of Resale Shares unless the U.S. holder provides certain identifying information, such as a duly executed IRS Form W-9 certifying that he, she, or it is not subject to backup withholding or appropriate W-8, or otherwise establishes an exemption. Back-up withholding is not an additional tax and the amount of any back-up withholding will be allowable as a credit against a U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS. In general, a non-U.S. holder will not be subject to information reporting and backup withholding. However, a non-U.S. holder may be required to establish an exemption from information reporting and backup withholding by certifying the non-U.S. holder’s non-U.S. status on Form W-8BEN. Holders are urged to consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Recently Enacted Legislation

Recently enacted legislation may impose withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities. The legislation applies to payments made after December 31, 2012. The legislation generally will impose a 30% withholding tax on dividends on, or gross proceeds from the sale or other disposition of, Resale Shares paid to a foreign financial institution or to a foreign non-financial entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. Under certain circumstances, an account holder may be eligible for refunds or credits of such taxes.

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Other recently enacted legislation requires certain holders who are individuals, estates or trusts to pay a 3.8% unearned income Medicare contribution tax on, among other things, dividends and capital gains from the sale or other disposition of common stock for taxable years beginning after December 31, 2012. Such legislation is the subject of a number of constitutional challenges, and at least one court has held that the law is void.

LEGAL MATTERS

Davis Graham & Stubbs LLP of Denver, Colorado has provided its opinion on the validity of the securities offered by this prospectus.

EXPERTS

The consolidated financial statements of Resolute Energy Corporation (successor by merger to Hicks Acquisition Company I, Inc.) as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The combined statements of operations, shareholder’s/member’s equity (deficit), and cash flows of Resolute Natural Resources Company, LLC, Resolute Aneth, LLC, WYNR, LLC, BWNR, LLC, RNRC Holdings, Inc. and Resolute Wyoming, Inc. for the period from January 1, 2009 to September 24, 2009, and the year ended December 31, 2008, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph relating to the retrospective adjustment for the change in accounting for noncontrolling interests as described in Note 2), which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Estimates of historical oil and natural gas reserves and related information of the Company as of December 31, 2010, December 31, 2009 and December 31, 2008 included and incorporated by reference herein are based upon engineering studies prepared by the Company and audited by Netherland, Sewell & Associates, Inc., independent petroleum engineers. Such estimates and related information have been so included in reliance upon the authority of such firm as experts in such matters.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

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16,250,000 Shares

Resolute Energy Corporation

Common Stock

Prospectus Supplement

May         , 2013

Barclays

BMO Capital Markets

Citigroup

Raymond James

Wells Fargo Securities

Capital One Southcoast

Johnson Rice & Company L.L.C.